EXHIBIT 99.1














                     COOPERATIVE BANK FOR SAVINGS, INC., SSB

                       401(k) SUPPLEMENTAL RETIREMENT PLAN







                              AMENDED AND RESTATED

                                    EFFECTIVE


                                 OCTOBER 1, 1999


(1-5-00)
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                                TABLE OF CONTENTS

Article                                                                 Page
-------                                                                 ----


I                 NATURE OF PLAN                                           1


II                DEFINITIONS AND CONSTRUCTION                             3


III               ELIGIBILITY AND PARTICIPATION                           13


IV                EMPLOYEE CONTRIBUTIONS                                  15


V                 EMPLOYER CONTRIBUTIONS                                  21


VI                ALLOCATIONS                                             25


VII               TERMINATION OF SERVICE-PARTICIPANT VESTING              33


VIII              TIME AND METHOD OF PAYMENT OF BENEFITS                  37


X                 RETIREMENT COMMITTEE                                    46


XI                PARTICIPANT ADMINISTRATIVE PROVISIONS                   50


XII               FIDUCIARIES DUTIES                                      54


XIII              DISCONTINUANCE, AMENDMENT, AND TERMINATION              58


XIV               THE TRUST FUND                                          62


XV                PARTICIPATION BY AFFILIATE OF COMPANY AND EMPLOYMENT
                    WITH A MEMBER OF A CONTROLLED GROUP                   63


XVI               DIRECTED INVESTMENT OPTIONS                             65


XVII              TOP-HEAVY RULES                                         68


XVIII             MISCELLANEOUS                                           73

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                                    ARTICLE I

                                 NATURE OF PLAN

     The Board of Directors of COOPERATIVE Bank for Savings, Inc. SSB ("Employer") has by appropriate resolution of said Board adopted the amended and restated Cooperative Bank for Savings, Inc. SSB 401(k) Supplemental Retirement Plan ("Plan") as hereinafter stated to be effective as of October 1, 1999.

     The purpose of this Plan is to provide additional incentive and retirement security for eligible Employees of the Employer.

     WHEREAS, effective April 1, 1992, the Employer adopted the original Plan known originally as the Cooperative Bank for Savings, Inc. SSB Employee Stock Ownership/401(k) Plan.

     WHEREAS, effective December 31, 1996 the Cooperative Bank for Savings, Inc. SSB ESOP Plan was merged into this Plan.

     WHEREAS, it is the intention of the Employer to continue a 401(k) Plan and Trust for the sole and exclusive benefit of its eligible Employees who qualify as Participants hereunder and their beneficiaries, as herein provided, under the provisions of Section 401 of the Internal Revenue Code, as amended by the Employee Retirement Income Security Act of 1974, and to make contributions thereto under the provisions of Section 404 of said Internal Revenue Code, as amended; and

     WHEREAS, the Plan must comply with all qualification and operational provisions required by the Uruguay Round Agreements ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA") and Tax Reform Act of 1997 ("TRA'97") (with all such legislation referred to collectively as "GUST") and any regulations, interpretations, rulings or procedures promulgated in relation to GUST;

     WHEREAS, it is the intention of the Employer and the Trustees to operate this Plan and Trust in accordance with the provisions of the Internal Revenue Code as amended by the Employee Retirement Income Security Act of 1974, as interpreted by regulations prescribed by the Department of the Treasury and the Secretary of Labor; and

     WHEREAS, the benefits provided under the amended Plan will in no event be less than the benefits accrued and vested by the Participant in the original Plan; and

     WHEREAS, this Plan embodied herein has been duly approved and authorized by the Board of Directors of said Company;

                         NOW, THEREFORE, THIS AGREEMENT,

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                                CREATION AND NAME

     This Plan is amended and restated effective October 1, 1999. The name of the Plan shall be designated as COOPERATIVE BANK FOR SAVINGS, INC. SSB 401(k) SUPPLEMENTAL RETIREMENT PLAN, hereafter referred to as "Plan" (#002).





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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

Definitions. For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise:

2.01 "Accounts" shall mean the separate accounts maintained to record the interest of a Participant under the Plan, consisting of the following:

      (a) Employee 401(k) Savings Account - shall mean a separate account maintained for each Participant consisting of all Employee Salary Deferral Contributions, earnings of the Trust, adjustments for withdrawals, and realized and unrealized gains and losses attributable thereto.

      (b) Employer Matching Account - shall mean a separate account maintained for each Participant who makes an Employee Salary Deferral
            Contribution and consisting of his allocable share of Employer Matching and Discretionary Contributions and forfeitures and earnings of the Trust, and realized and unrealized gains and losses allocable to such account.

      (c) ESOP Account - shall mean a separate account maintained for each Participant whose ESOP Plan Account was merged into this Plan on December 31, 1996, and adjusted for gains and losses allocated thereto.

2.02 "Accrued Benefit" shall mean the amount in all of a Participant's Accounts as defined in Section 2.01. The benefits provided under the amended Plan will in no event be less than the benefits accrued and vested by a Participant in the Plan as of September 30, 1999.

2.03 "Act" or "ERISA" shall mean the "Employee Retirement Income Security Act of 1974", as amended.

2.04 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) for Plan Years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

2.05 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code
      Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code
      Section 414(o).

      For purposes of this Section 2.05, the term "controlled group" means any two or more corporations, trades or businesses under common control of which the Employer is a

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      member,  or two or more  "affiliated  organizations"  under  Code  Section
      414(m). The term "two or more corporations, trades or businesses under common control" will include any group of corporations, trades or businesses which is either:

      (a)   a parent-subsidiary group, or

      (b)   a brother-sister group, or

      (c)   a combined group

      within the meaning under Code Sections 414(b), 414(c), and 414(m) and their Regulations.

      All Employees of a controlled group will be treated as employed by a single Employer for purposes of applying qualification provisions of this Plan; including minimum participation standards; minimum vesting standards, and of limitation of benefits and contributions under this Plan.

2.06 "Annual Addition" shall mean the sum of the following additions to a Participant's Account for the Limitation Year:

      (a)   Employer Contributions,

      (b)   Forfeitures,

      (c)   Employee Contributions, and

      (d) Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code Section 419(A)(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer.

      Provided, however, that the distribution of any excess deferral, made pursuant to Section 4.05 and in accordance with Code Section 402(g) and the regulations promulgated thereunder, shall not be included in the definition of Annual Addition.

2.07  "Beneficiary"  shall  mean  any  person  or  fiduciary   designated  by  a
      Participant who is or may become entitled to a benefit under the Plan following the death of the Participant.

2.08 "Board" shall mean the Board of Directors of the Employer unless otherwise indicated or the context otherwise requires.

2.09 "Break-in-Service" shall mean a Plan Year in which an Employee is credited with not more than 500 Hours of Service, as measured by the Vesting Computation Period.

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2.10  "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.11  "Company" shall mean the Employer as defined in Section 2.17.

2.12 "Compensation" shall mean an Employee's Compensation for any Plan Year consisting of the total compensation actually paid to the Employee by the Employer for the Plan Year concerned, including any amount of earnings deferred under any other qualified Employer sponsored plan under Code Sections 125, 401(k), 403(b), 408(k), or any other qualified Cash or Deferred Arrangement, but excluding any reimbursements for the use of an automobile, any reimbursements due to moving expenses, and the taxable value of any Employer paid group term life insurance, or other taxable fringe benefit provided by the Employer. For Plan Years beginning after December 31, 1988, annual Compensation used shall not exceed $200,000, (or other amount as approved by the Secretary of the Treasury). Notwithstanding the foregoing, Compensation shall not include any contributions made on behalf of an Employee to a nonqualified plan, stock options or other forms of executive compensation not includible in the Employer's gross income for the taxable year or other compensation permitted under Reg. 1.415(d) to be excluded from compensation

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      For Plan Years beginning on or after January 1, 1985, Compensation of a Highly Compensated Employee shall be subject to the family aggregation rules of Code Section 401(a)(17) and the regulations promulgated thereunder. For the purposes of this Section 2.12, family members shall include the Participant's Spouse and such Participant's lineal descendants who have not attained age 19 as of the end of the Plan Year for which Compensation is determined.

      Notwithstanding the preceding paragraph, effective as of the first day of the Plan Year beginning after December 31, 1996, the family aggregation provision as described in Code Section 401(a)(17)(A) which requires a Plan Participant, the spouse of such Participant and any lineal descendants who have not attained age 19 before the close of the Plan Year to be treated as a single Participant for purposes of applying the limitation on Compensation for a Plan Year shall no longer apply.

      For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) shall mean the OBRA'93 annual compensation limit

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      set forth in this provision.

      If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000.

      For purposes of Article 17, and all Top Heavy provisions contained therein, Compensation shall be defined as an Employer's W-2 earnings for the calendar year ending with or within the Plan Year. For Plan Years beginning on or after January 1, 1985, in determining whether or not an Employee is a Key Employee, Compensation shall include any salary deferrals made by such Employee.

2.13  "Computation Periods":

      (a) Eligibility Computation Period - the 12 consecutive month period in which the Employee is credited with at least 1,000 Hours of Service. The initial period begins on the employment or re-employment commencement date on which an Employee first performs one "Hour of Service" for the Employer. His subsequent Eligibility Computation Period shall be measured from succeeding Plan Years, the first of which begins with the first day of the Plan Year that includes the first anniversary of such Employee's Employment Commencement Date. An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two (2) Years of Service for purposes of eligibility to Participate.

      (b) Vesting Computation Period - the 12 consecutive month period beginning with the first day of the Plan Year and ending with the last day of the Plan Year in which an Employee is credited with at least 1,000 Hours of Service. Thus, if an Employee is not credited with at least 1,000 Hours of Service during a Plan Year, he is not given credit for a Year of Service for vesting purposes.

2.14 "Contributions" shall mean contributions to this Plan from one of the following sources:

      (a) Employee Salary Deferral Contribution - shall mean the amount which the Employee contributes under Section 4.01(a) of the Plan and shall mean, with respect to any taxable year, the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified CODA, as described in Section 401(k), any simplified employee pension cash or deferred arrangement, as described in Section 402(h)(1)(B), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement.

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      (b)   Employer   Matching   Contribution   -  shall  mean  the  Employer's
            Contributions to the Plan under Section 5.01(a) for Participants making Employee Salary Deferral Contributions.

      (c) Employer Discretionary Contribution - shall mean the Employer's discretionary contribution to the Plan under Section 5.01(b).

2.15  "Dates":

      (a) Effective Date - The original effective date of the Plan was April 1, 1992. This restatement is effective October 1, 1999.

      (b)   Anniversary Date - shall mean December 31.

      (c)   Plan Entry Dates - shall mean each January 1 and July 1.

      (d) Allocation Dates of Assets - each business day. The valuation of all assets in the Trust shall be conducted at least annually.

2.16 "Employee" shall mean any person on employed by the Employer (including Leased Employees as defined by Code Section 414(n)(2)), or on approved Leave of Absence [who is subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act].

      However, a leased employee will not be considered an Employee for purposes of testing required under Code Section 410(b) if the requirements of Code
      Section 414(n)(5) are satisfied.

2.17  "Employer"  shall  mean  Cooperative  Bank  for  Savings,   Inc.,  SSB  (a
      corporation). The term Employer shall also apply to any subsidiary or Affiliated Employer who adopts the Plan and who, at the time such reference applies, are included in the list of Affiliated Employers set forth below. For the purpose of this Plan, Cooperative Bank for Savings, Inc., SSB shall deal exclusively with the funding agent and shall be deemed the representative of each Employer, and any action taken by Cooperative Bank for Savings, Inc., SSB shall be binding on all Employers.

      List of Affiliated Employers                      Date of Plan Adoption
      ----------------------------                      ---------------------

      None                                                      N/A

      An Employer may be removed from the above list as of the date on which it ceases to be subsidiary to, affiliated with, or allied with Cooperative Bank for Savings, Inc., SSB, or such Employer loses its status as a legal entity by means of dissolution, merger, consolidation, bankruptcy, or otherwise. An Employer shall also be removed from the list of Employers upon the termination of the Plan for that Employer.

      As used in the further provisions of the Plan, the term Employer shall be deemed to

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      apply to each Employer  independently.  The requirement  that  Cooperative
      Bank for Savings, Inc., SSB deal exclusively with the funding agent is for
      administrative   convenience   only.  In  no  event  shall  this  Plan  be
      interpreted to be a multiemployer plan as defined in Code Section 413(c).

2.18 "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer.

2.19 "Fiscal Year" shall mean the Employer's taxable year for Federal income tax purposes.

2.20  "Forfeiture"  shall mean the  portion of a  Participant's  Employer-funded
      Account which does not become part of the Participant's vested Accrued Benefit upon the earlier of (a) complete distribution of the Participant's vested Accrued Benefit or, (b) when the Participant incurs five (5) consecutive Breaks-in-Service.

2.21  "Hour of Service" shall mean:

      (a) Each Hour of Service for which the Employer or Affiliated Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Retirement Committee shall credit Hours of Service under this paragraph (a) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid.

      (b) Each Hour of Service for back pay, (irrespective of mitigation of damages), to which the Employer or Affiliated Employer has agreed or for which the Employee has received an award. The Retirement Committee shall credit Hours of Service under this paragraph (b) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and

      (c) Each Hour of Service for which the Employer or Affiliated Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as Leave of Absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. Notwithstanding the preceding provisions of this paragraph (c), the Retirement Committee shall not credit:

            (1) More than five hundred one (501) Hours of Service under this paragraph (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year);

            (2) An Hour of Service to an Employee on account of a period during which the Employee does not perform any duties if the payment the Employer makes (or the payment due) is under a plan maintained solely for the purpose of complying with the
                  applicable    workman's    compensation   law,

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

                  unemployment compensation law or disability insurance law; and

            (3) An Hour of Service for a payment to an Employee which solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

      (d) The Retirement Committee shall not credit an Hour of Service under more than one (1) of the above paragraphs. Furthermore, if the Retirement Committee is to credit Hours of Service to an Employee for the twelve (12) month period beginning with the Employee's Employment Commencement Date, then the twelve (12) month period shall be substituted for the term "Plan Year" wherever the latter term appears in this paragraph. The Retirement Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee. Furthermore, in crediting Hours of Service under this paragraph, the Retirement Committee shall apply the rules of paragraphs (b) and (c) of Labor Reg. Section
            2530.200b-2, which the Plan, by this reference, specifically incorporates in full within this paragraph.

      (e) An Employee or Participant for whom hourly records are not maintained shall be credited with either (i) forty-five (45) Hours of Service per week, if compensated on a weekly basis, (ii) ninety-five (95) Hours of Service semi-monthly, if compensated semi-monthly, or (iii) one hundred ninety (190) Hours of Service monthly, if compensated on a monthly basis, for each period described above which if the Employee were hourly rated would have been credited with one Hour of Service under paragraphs (a), (b) or
            (c).

      (f) Maternity - Solely for purposes of determining whether a Break in Service (as defined in Section 2.09) for participation and vesting purposes, has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence subject to a maximum of 501 Hours of Service for such Plan Year. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

2.22 Leased Employee - effective for Plan Years beginning after December 31, 1996, means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code
      Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and

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

      such services are performed under the primary direction or control of recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

      (a) if such employee is covered by a money purchase pension plan providing:

            (1) a non-integrated contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and
                  Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

            (2)   immediate participation; and

            (3)   full and immediate vesting; and

      (b) if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

2.23 "Leave of Absence" shall mean any period of absence from the active employment of the Employer due to jury duty and compulsory service in the Armed Forces of the United States if the Employee returns to active Service with the Employer within 90 days after he first becomes eligible for release from such active duty. A Leave of Absence may be granted by the Employer for sickness, vacations, disability, or other similar reasons under rules established by it and uniformly applied by it to all individuals similarly situated. If the Employee does not return to active Service with the Employer within ninety (90) days of the termination of his Leave of Absence, his Service will be deemed to have ceased on the date his absence first commenced.

2.24 "Limitation Year" shall mean each 12 month period beginning each January 1 and ending the following December 31. Execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes adoption of a written resolution by the Employer electing a Limitation Year pursuant to governmental regulations.

2.25 "Net Profits" shall mean the Employer's current or accumulated earnings as determined in accordance with generally accepted accounting practices.

2.26 "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the Participant's 65th birthday.

2.27 "Participant" shall mean any Employee who becomes a participant as provided in Article III and has not for any reason become ineligible to participate further in the Plan. An "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant but on whose behalf an Account is still maintained under the Plan.

2.28  [Reserved]

2.29 "Plan" shall mean the Cooperative Bank for Savings, Inc., SSB 401(k) Supplemental Retirement Plan as established herein and amended from time to time.

2.30 "Plan Administrator" shall mean the Employer or the person or persons who have been or are in the future named by the Employer to administer the Plan.

2.31 "Plan Year" shall mean the 12 consecutive-month period beginning each January 1 and ending 12 months later on December 31.

2.32 "Qualifying Year of Service" shall mean an Eligibility Computation Period as defined in Section 2.13(a) during which an Employee completes at least 1,000 Hours of Service and shall commence on such Employee's Employment Commencement Date.

      Military Leave. Effective December 12, 1994, credit toward the Qualifying Year of Service eligibility requirement will be granted for the period during which an Employee is absent from work by reason of his military duty with the Uniformed Services of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from active military duty, or during any other period prescribed by law.

2.33 "Service" shall mean any period of time the Employee is in the employ of the Employer, including any period the Employee is on Leave of Absence authorized by the Employer under a uniform non-discriminatory policy applicable to all Employees. Service with any predecessor Employer that maintained this Plan shall be recognized for all purposes hereunder.

2.34 "Suspense Account" shall mean an account established pursuant to Section 6.05.

2.35 "Trust" shall mean the trust established to hold, administer, and invest the contributions made under the Plan.

2.36 "Trust Agreement" shall mean the agreement between the Employer and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

2.37 "Trustee" shall mean the person, persons or entity from time to time appointed a Trustee under the Trust Agreement.

2.38 "Trust Fund" shall mean all property of every kind held or acquired by the Trustee under the Trust Agreement.

2.39 "Vested Interest" shall mean a nonforfeitable right to all or a portion of the Accrued Benefit.

2.40 "Year of Service" - The term "Year of Service" means a 12 consecutive month period during the applicable computation period in which the Employee has completed at least 1,000 Hours of Service.

      Military Service. Effective December 12, 1994, each Participant will receive credit for Vesting Service as if his active Employment had continued during the period of his military service with the Uniformed Services of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from military duty, or during any other period prescribed by law.

Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

Construction. It is the intention of the Employer that the Plan be qualified under the provisions of the Code and the Act and all provisions hereof shall be construed to that result.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION


3.01  Eligibility.

      An Employee, who as of June 30, 1999 was a Participant in the prior Plan, shall be eligible to continue to participate as of July 1, 1999 in this amended and restated Plan.

      Effective July 1, 1999, all Employees shall be eligible to participate in this Plan on July 1, 1999, or any subsequent Plan Entry Date (January 1 or July 1) coincident with or next following the later of the attainment of age twenty-one (21) or the completion of a Qualifying Year of Service.

      Notwithstanding the above, the following classes of Employees shall not be eligible to participate in the Plan:

      (a)   leased employees, and

      (b) any Employee of the Employer who is included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, and

      (c) contract employees the terms of whose contract does not specifically provide for inclusion in this Plan.

      (d)   Hourly paid employees

3.02 Participation Upon Re-Employment. Any former Participant re-employed by the Employer prior to incurring a Break-in-Service shall continue to participate in the Plan in the same manner as if such termination had not occurred. A former Participant whose employment terminates and who is re-employed after a Break-in-Service shall re-enter the Plan as of his re-employment commencement date after he performs his first Hour of Service as a result of his re-employment. Any other Employee whose employment terminates and who is subsequently re-employed shall commence participation in accordance with the provisions of Section 3.01.

3.03 Employee Salary Deferral Contribution Application. Participation in the Employee Salary Deferral Contribution option of the Plan shall not be compulsory. A Participant as a condition for participation must file an Employee Salary Deferral Contribution election on a written form provided by the Retirement Committee on or before the time prescribed by the Retirement Committee before each Plan Entry Date. A Participant who elects not to make an Employee Salary Deferral Contribution will not participate in any Employer Matching Contributions.

3.04  Transferred Participants:

      (a) A Participant who is transferred to any Affiliated Employer which is not an Employer as defined in Section 2.17 or to a class of employees not covered by this Plan shall be considered a Transferred Participant. The Accrued Benefit of such Transferred Participant shall be determined as of the date of transfer and shall be held under the Plan until such time as the Transferred Participant becomes eligible to receive it. If such Transferred Participant is not fully vested in his Accrued Benefit as of the date of transfer, such service after the date of transfer shall be used in determining Vesting Service. In no event, however, shall service with the Affiliated Employer or in a class of employees not covered by this Plan be used to accrue further benefits under this Plan.

      (b) A Participant who is a member of a class of employees not covered by this Plan shall be considered a Transferred Participant and shall be treated as described in Section 3.04(a) above.

      (c) An Employee, previously excluded from coverage under the Plan because he was a member of a class of employees not covered by this Plan, shall enter (or re-enter, as the case may be) the Plan in the Plan Year during which he is a member of the class covered by the Plan. All such Employees shall accrue benefits under this Plan only with respect to those Years of Service performed by the Employee while a member of the class covered by this Plan.

            Service   while  the   Employee   was   previously   excluded   from
            Participation will be counted for vesting purposes.

            If an Employee transfers from employment not covered under this Plan, and if such transfer occurs at any time during a Plan Year, all Hours of Service earned during such Plan Year, regardless of whether or not they were worked under excluded employment, shall be considered in determining Service for such year.

                                   ARTICLE IV

                             EMPLOYEE CONTRIBUTIONS

4.01  Employee Contributions shall consist of:

      Employee Salary Deferral Contributions. A Participant may elect to defer receipt of a portion of his Compensation, and have the Employer contribute such amount to the Plan on his behalf for each Limitation Year, the Employee Salary Deferral Contribution shall be an amount between one percent (1%) and fifteen percent (15%) of his Compensation. Employee Salary Deferral Contributions shall be subject to the provisions of
      Section 4.05 and Section 6.09, and any other administrative rules prescribed by the Retirement Committee.

      (1) No Participant shall be permitted to have Employee Salary Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) in effect at the beginning of the taxable year. In the event such limit is exceeded, the method of correction is found in Section 4.06.

      (2) Make-Up Contributions After Military Leave. Effective December 12, 1994, each Participant who resumes active employment after an absence due to qualified military service (as defined in Code
            Section 414(u)) will be permitted to make special Salary Reduction Contributions in an amount up to the maximum amount he could have contributed if he had remained in Employment during his period of qualified military service. Each make-up Contribution will be subject to the limitations under Code Sections 402(g) and 415 in effect for the year to which the Contribution relates, but will be ignored for purposes of the ADP Test. The Committee will permit him to make his special Contributions during the period beginning on the date when he resumes Employment and continuing for a period equal to the lesser of three times the length of his military leave, or five years. The amount of his special Contributions will be based on the Compensation he would have received if he had remained in active employment, at his rate of pay in effect when he began his leave. If that pay rate cannot be determined with certainty, the Committee will treat him as having Compensation equal to the amount he received during the 12-month period preceding his leave, or during the entire period of his prior employment if shorter than 12 months.

4.02 Method of Payment or Deduction. Employee Salary Deferral Contributions may be made by regular payroll deductions from the Participant's Compensation, or in any other manner approved by the Retirement Committee.

4.03 Modification of Employee Contributions. A Participant may modify his Employee Salary Deferral Contributions at any time on such forms as the Retirement Committee may prescribe. Such modification shall become effective upon the first day of the next calendar quarter and will have prospective effect only for the Employee Salary Deferral Contributions.

      Such modification shall be in accordance with such rules as the Retirement Committee may prescribe.

4.04 Termination of Employee Contributions. A Participant may terminate his Salary Deferral Agreement at any time with respect to Compensation not yet earned by delivering written notice of termination to the Plan Administrator. Any Participant who terminates his Salary Deferral Agreement shall be permitted, in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator, to execute a new Salary Deferral Agreement and resume having Salary Deferral Contributions made to the Trust on his behalf on the next following Plan Entry Date.

4.05 Excess Deferrals. In the event a participant's Employee Salary Deferred Contributions (hereafter referred to as an "Excess Deferral") exceeds the Code Section 402(g) limit for his taxable year, the Plan will distribute to the Participant the amount by which the Excess Deferral exceeds the Code Section 402(g) limit.

      (a) The distribution of the amount calculated above shall be distributed by the April 15 following the calendar year in which the Excess Deferral was contributed.

      (b) For a Highly Compensated Participant who has an Excess Deferral, the Excess Deferral will be returned prior to any distribution required under Section 4.06 to correct the Plan's failure of the ADP test.
            Such Excess Deferral amount will be included in the nondiscrimination testing performed in Section 4.06.

      (c) Income allocable to the Excess Deferral shall be calculated in acordance with Section 4.06.

4.06 Nondiscrimination Testing. For Plan Years beginning before January 1, 1997 the provisions contained in this Section 4.05 shall pertain to data collected in the current Plan Year for which the nondiscrimination testing is performed. For Plan Years beginning on or after January 1, 1997 the Employer may elect to utilize the prior year's data, as it pertains to Non-Highly Compensated Participants, or current year's data for all Eligible Participants, in performing the nondiscriminatory testing. The Employer may elect to use current or prior year's data for Plan years beginning in 1999; a change in such election shall be made only in accordance with the guidance issued by the IRS, including Notice 98-1,
      Section VII which is incorporated herein by reference.

      The Plan shall not discriminate in favor of Highly Compensated Participants. Nondiscrimination testing of Employee Salary Deferral Contributions shall occur at least annually. The Average Actual Deferral Percentage (ADP) for Highly Compensated Participants for each Plan Year shall not exceed the relationship to the ADP of all Non-Highly Compensated Participants for the preceding Plan Year of either of the following specified tests:

      (a)   Primary Test:

            The ADP for Highly Compensated Participants for the Plan Year shall not exceed the

            ADP for Non-Highly Compensated Participants for the preceding Plan Year multiplied by 1.25; or


      (b)   Alternate Test:

            The ADP Highly Compensated Participants for the Plan being tested Year shall not exceed the ADP Non-Highly Compensated Participants for the preceding Plan Year multiplied by 2, provided that the ADP for Highly Compensated Participants does not exceed the ADP Non-Highly Compensated Participants for the preceding Plan Year by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

            For the first Plan Year for which this Plan is effective, if the Employer elects to use prior year's data for testing purposes, the Employer may elect to use three percent (3%) as the Average Actual Deferral Percentage of Non-Highly Compensated Participants, or the current year's actual deferral percentage of Non-Highly Compensated Participants. Provided, however, that this option is not permitted for any plan which is a successor plan.

            Definitions: For purposes of this Section 4.06, and for purposes of this Plan, the following definitions shall be used:

            (1) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Employee Salary Deferral Contributions and Qualified Nonelective Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year, calculated to the nearest hundredth of a percentage point.

            (2) "Average Actual Deferral Percentage" (ADP) shall mean the average (expressed as a percentage) of the Actual Deferral Percentage of the Eligible Participants in a group, calculated to the nearest hundredth of a percentage point.

            (3) "Qualified Nonelective Contributions" shall mean contributions made by the Employer and allocated to Participants' accounts that the participant may not elect to receive in cash and may be used to satisfy the nondiscrimination tests in Section
                  4.05. Such contribution shall be nonforfeitable and subject to
                  Section 4.08.

            (4) "Eligible Participant" shall mean any Employee of the Employer who is otherwise eligible under the terms of the Plan to have Employee Salary Deferral Contributions or Qualified Employer Nonelective Contributions allocated to his account for the Plan Year.

            (5) "Highly Compensated Participant" effective for Plan Years beginning after December 31, 1996, means any Participant, or former Participant, who at any time during the determination year, or look-back year, is a Highly Compensated

                  Employee, as defined in Code Section 414(q), who:

                  (i)   was  a  5%  owner  (as   defined   under  Code   Section
                        416(i)(1)(A)(iii)) during the determination year or look back year, or

                  (ii) Earned more than $80,000 (as adjusted by a Cost of Living Index under Code Section 415(d) as approved by the Secretary of the Treasury) during the preceding Plan Year [and was in the top-paid 20% of all Employees based on compensation.] To determine the number of Employees in the top-paid group, the Plan may exclude Employees who either: (a) are under age 21; (b) have fewer than 6 months of employment; (c) normally work fewer than 17 1/2 hours per week; (d) normally work less than 6 months per Plan Year; (e) are included in a collective bargaining unit; or (f) are non-resident aliens with no United States source income.

                  (iii) The  determination  of  whether a former  Employee  is a former Highly Compensated Employee shall be made in accordance with (i) and (ii) above.

                  In determining whether an Employee is a Highly Compensated Participant for Plan Years beginning in 1997, the amendments of SBJPA to Code Section 414(q) stated above are treated as having been in effect for Plan Years beginning in 1996.

            (6) "Non-Highly Compensated Participant" shall mean an Employee of the Employer who is not a Highly Compensated Employee. In the event an Employer utilizes the prior Plan Year's data in determining the Actual Deferral Percentage of Non-Highly Compensated Employees for testing purposes, the status of the employee in the current Plan Year shall be disregarded.

            (7) "Compensation," for the purposes of this Section 4.05, shall mean an Employee's total nondeferred compensation includible in gross income, including any elective contributions made to this Plan or an Employer Sponsored Code Section 125 plan.

      (c)   Special Rules.

            (1) For purposes of this Section 4.05, the Actual Deferral Percentage for any Highly Compensated Participant for the Plan Year and who is eligible to have Employee Salary Deferral or Qualified Nonelective Contributions allocated to his Account under two or more plans or arrangements described in Section 401(k) that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Employee Salary Deferral Contributions and Qualified Employer Deferral Contributions were made under a single arrangement.

            (2)   In the event that this Plan satisfies the requirements of Code
                  Section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with this Plan, then this Section 4.05 shall be applied by determining the ADP of Eligible Participants as if all such plans were a single plan.

            (3) The determination and treatment of the Employee Salary Deferral Contributions, Qualified Nonelective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            (4) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test of this Section 4.05, and the amount of Qualified Employer Nonelective Contributions used in such test.

4.07 Correction of Excess Contributions. In the event the Plan fails to pass the nondiscrimination test pursuant to Section 4.06, the Excess Contribution will be corrected in accordance with the following rules. The "Excess Contribution" is the amount of employee Salary Deferral Contributions made on behalf of the Highly Compensated Participant(s), which exceed the amount permitted under Section 4.06.

      (a) Correction Before Excess Contributions Are Made. In the event the Retirement Committee determines, before any Excess Contributions have been made to the Plan, that the Plan will fail the ADP nondiscrimination testing, it will limit the Employee Salary Deferral Contributions of the Highly Compensated Participants, beginning with the Highly Compensated Participant with the highest deferral percentage.

      (b) Correction After Excess Contributions Are Made. In the event the Retirement Committee determines that the Plan fails the ADP nondiscrimination testing for the Plan Year and Excess Contributions have already been made to the Plan, the Plan will refund such Excess Contributions and earnings as are necessary for the Plan to pass the ADP nondiscrimination test.

            For Plan Years beginning before December 31, 1996 the Excess Contributions will be refunded to the Highly Compensated Participant with the highest percentage of deferral. Such participant's percentage will be reduced to the next Highly Compensated Participant's percentage. If further correction is necessary, the Excess Contribution of the Highly Compensated Participant with the next highest percentage of deferral shall be refunded his Excess Contribution. Such method of correction will continue until the ADP nondiscrimination test is satisfied. The Retirement Committee shall calculate earnings on the refunded Excess Contributions, with such calculation made in accordance with the method utilized under the Plan.

            For Plan years beginning after December 31, 1996 the Excess Contributions will be refunded to the Highly Compensated Participant with the highest dollar amount deferred. Such Participant's dollar amount will be reduced, if necessary, to the dollar amount of the next Highly Compensated Participant. If further correction is necessary, the Highly Compensated Participant with the next highest dollar amount also be refunded his Excess Contribution. Such method of correction shall continue as necessary until all Highly Compensated Participants have the same dollar amount of deferral. If further reduction is required, the dollar amounts of all Highly Compensated Participants shall be reduced. The Retirement Committee shall calculate earnings on the refunded Excess Contributions, with such calculation made in accordance with the method utilized under the Plan.

            Any Highly  Compensated  Participant's  Excess  Contributions  to be
            refunded  shall  be  reduced  by  the  Excess  Deferrals,   if  any,
            previously distributed to the Participant for the same Plan Year.

4.08  Employee  Salary  Deferral   Contributions   are  not   distributable   to
      Participants or their beneficiaries earlier than the earlier of:

      (i)   separation from service, death, or disability of the Participant;

      (ii)  attainment of the age 59 1/2 by the Participant;

      (iii) termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP);

      (iv) the events specified in those of Section 13.10, 13.11, or 13.12 of this Plan adopted by the Employer.

4.09 Family Aggregation Rules Removed. Effective as of the first day of the Plan Year beginning after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) have been removed from this Plan.

                                    ARTICLE V

                             EMPLOYER CONTRIBUTIONS


5.01  Employer Contributions:

      (a) Employer Matching Contribution. Subject to the limitations of Sections 5.05 and 6.09, the Employer shall contribute to the Trust a discretionary matching contribution in an amount as determined annually by the Board of Directors. Such discretionary match shall be communicated to the Employees as of the beginning of each Plan Year. The total amount of such Employer Matching Contributions shall be increased by any forfeitures arising under Section 7.09.

            Make-Up Matching Contributions After Military Leave. Effective December 12, 1994, each Employer will make special Matching Contributions for each of its Participants who returns to Employment from qualified military service and contributes the make-up Salary Reduction Contributions described in Subsection 4.01(a)(3). Each Matching Contribution will relate to the year for which the make-up Salary Reduction Contribution is made and will be subject to the percentage-of-Compensation limit and Code Section 415 limit in effect for that year. The Committee will ignore the make-up Matching Contributions for purposes of the ADP and ACP Tests. The Committee will not allocate investment earnings to the make-up Contribution for the period of leave.

      (b)   Employer Discretionary  Contribution.  Subject to the limitations of
            Section 6.09, for each Plan Year that ends with or within the Employer's taxable Year, the Employer may contribute to the Trust from its current or accumulated Net Profits an amount that the Board may from time to time deem advisable.

            Make-Up Discretionary Contributions After Military Leave. Effective December 12, 1994, each Participant who resumes active employment after qualified military service will receive credit for any allocations of Employer Discretionary Contributions (but not forfeitures or earnings) to which he or she would have been entitled had there been no interruption in employment. Each make-up Contribution will be subject to the limitations under Code Section 415 in effect for the year to which the Contribution relates. The amount of this special Contribution will be based on the
            Compensation he would have received if he had remained in active Employment, at his rate of pay in effect when he began his leave. If that pay rate cannot be determined with certainty, the Committee will treat him as having Compensation equal to the amount he received during the 12-month period preceding his leave, or during the entire period of his Employment if shorter than 12 months.

5.02 Determination of Contribution. The Employer, from its records, shall determine the amount of any contributions to be made by it to the Trust under the terms of the Plan.

5.03 Time and Method of Payment of Contribution. The Employer may pay its contribution for each Limitation Year in one (1) or more installments. The Employer's contribution for any Limitation Year shall be due on the last day of its taxable year coinciding with or within which such Limitation Year ends, and, unless paid before, shall be payable then or as soon thereafter as practicable, but not later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions thereof) for such taxable year, without interest. If the contribution is on account of the Employer's preceding taxable year, the contribution shall be accompanied by the Employer's signed statement to the Trustee that payment is on account of such taxable year. Contributions may be paid in cash. All contributions for each Limitation Year shall be deemed to be paid as of the last day of such Limitation Year if not allocated before the last day of the Limitation Year.

5.04 Return of Employer Contributions. Employer Contributions hereunder shall not revert to the Employer. Notwithstanding any provision herein to the contrary, however, upon the Employer's request, a contribution which was made upon a good faith mistake of fact, conditioned upon initial qualification of the Plan for which a determination letter request was filed timely and the determination was adverse or upon deductibility under Code Section (404), shall be returned to the Employer within one year after payment of the contribution, or denial of the qualification, as the case may be.

5.05 Nondiscrimination Testing. For Plan Years beginning before January 1, 1997 the provisions contained in this Section 5.05 shall pertain to the data collected in the current Plan Year for which the nondiscriminatory testing is performed. For Plan Years beginning on or after January 1, 1997 the Employer may elect to utilize the prior year's data as it pertains to Non-Highly Compensated Participants, or current year's data for all eligible Participants, in performing the nondiscrimination testing. The Plan shall not discriminate in favor of Highly Compensated Participants (as defined in 4.06). Nondiscrimination testing of Employer Matching Contributions shall occur at least annually. This test shall pertain to Employer contributions made under this Article 5. The term "Matching Contribution" refers to all forms of contribution under Article 5, which are conditioned upon the making of a Salary Reduction Contribution. The Average Contribution Percentage (ACP) for Highly Compensated Participants for the Plan Year shall not exceed the relationship to the ACP of all Non-Highly Compensated Participants for the preceding Plan Year of either of the following specified tests:

      (a) Primary Test: The ACP for Highly Compensated Participants for the Plan Year shall not exceed the ACP for Non-Highly Compensated Participants for the preceding Plan Year multiplied by 1.25, or

      (b) Alternative Test: The ACP for Highly Compensated Participants for the Plan Year shall not exceed the ACP for Non-Highly Compensated Participants for the preceding Plan Year multiplied by 2, provided that the ACP for Highly Compensated Participants does not exceed the ACP for Non-Highly Compensated Participants for the preceding Plan Year by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant.

            For the first Plan Year for which this Plan is effective, if the Employer elects to use prior year's data for testing purposes, the Employer may elect to use three percent

            (3%) as the ACP of Non-Highly Compensated Participants, or the current year's actual contribution percentage of Non-Highly Compensated Employees. Provided, however, that this option is not permitted for any plan which is a successor plan.

            Definitions: For purposes of this Section 5.05, and for purposes of this Plan, the following definitions shall be used:

            (1) "Average Actual Contribution Percentage (ACP)" shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Eligible Participants in a group, calculated to the nearest hundredth percentage.

            (2) "Actual Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Employee
                  Non-Deductible Contributions and Employer Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year, calculated to the nearest hundredth percentage.

            (3) "Eligible Participant" shall mean any Employee of the Employer who is otherwise eligible under the terms of the Plan to have Employee Non-Deductible Contributions or Employer Matching Contributions allocated to his Account for the Plan Year.

      (c)   Special Rules.

            (1) For purposes of this Section 5.05, the Actual Contribution Percentage for a Highly Compensated Participant for the Plan Year and who is eligible to make Non-Deductible Employee Contributions or to receive Employer Matching Contributions under two or more plans as described in Section 401(a) or arrangements described in Section 401(k) that are maintained by the Employer or an Affiliated Employer shall be determined as if all such contributions were made under a single Plan.

            (2)   In the event that this Plan satisfies the requirements of Code
                  Section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with this Plan, then this Section 5.05 shall be applied by determining the Actual Contribution Percentages of Eligible Participants as if all such plans were a single plan.

            (3) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.06 Correction for Excess Aggregate Contributions. In the event the Plan fails to pass the nondiscrimination test pursuant to Section 5.05, the Excess Aggregate Contributions will be corrected in accordance with this Section
      5.06. "Excess Aggregate Contributions" are the amounts of Employer Matching contributions made on behalf of the Highly Compensated Participants which exceed the amount permitted under the nondiscrimination testing of

      Section 5.05.

      Effective for Plan Years beginning after December 31, 1996, the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of Excess Aggregate Contributions (and any income allocable to such contributions) no later than the end of the Plan Year next following the Plan Year for which they were made, or, if forfeitable, forfeit such Excess Aggregate Contributions. Such distribution or Forfeiture shall be made on behalf of the Highly Compensated Participant group in order of the dollar amount contributed, beginning with the Highly Compensated Employee with the highest dollar amount and continuing the distributions, if necessary, until all Highly Compensated Participants have the same dollar amount and then reduce those dollar amounts equally. Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 7.07. However, no such Forfeiture may be allocated to a Highly Compensation Participant whose contributions are reduced pursuant to this Section.

      Effective for Plan Years beginning before December 31, 1996, the reduction method referenced above shall substitute "highest percentage" for the highest dollar amount.

      Allocation of Forfeitures under this Section 5.06. Amounts forfeited by Highly Compensated Employees under this Section shall be applied to reduce Employer Matching Contributions.

5.07 Multiple Use Test. In order to prevent the multiple use of the alternative method described in Section4.05(b) and Section5.05(b) and in Code Section401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section4.01(a) and to receive matching contributions under Section5.01(a) or to make Employee Non-Deductible Contributions pursuant to Section401(b) under this Plan or any other plan maintained by the Employer or an Affiliated Employer shall have his Actual Contribution Percentage reduced pursuant to Internal Revenue Code Regulation Section1.401(m)-2, the provisions of which are incorporated herein by reference.

      The Employer may reduce the actual deferral ratios (or actual contribution ratios as applicable) for all Highly Compensated Employees covered by the Plan(s) or only those Highly Compensated Employees eligible for both (or all such) Plans.

5.08 Family Aggregation Rules Removed. Effective as of the first day of the Plan Year beginning after December 31, 1996, the family aggregation rules required by Code Section 414(q)(6) have been deleted in their entirety from this Plan.

                                   ARTICLE VI

                                   ALLOCATIONS


6.01 Participant's Accounts. For each Participant, the Retirement Committee shall establish an:

      (a)   Employee 401(k) Savings Account

      (b)   Employer Matching Account

      (c)   ESOP Account

      which will reflect the Participant's share of contributions and the income, losses, appreciation, depreciation, and forfeitures, if applicable, attributable to all such Accounts. The establishment of separate Accounts shall not require a separation of the Trust assets.

6.02 Valuation of Accounts. As of each Allocation Date, prior to allocating contributions and forfeitures, if any, for the Plan Year, the Retirement Committee shall:

      (a) First, charge to the proper Accounts all payments or distributions made from Participants' Accounts since the last preceding Allocation Date that have not been charged previously, as provided in Section 6.03;

      (b) Next, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. If any nonsegregated account of a Participant has been distributed prior to the Anniversary Date or other valuation date subsequent to a Participant's termination of employment, no earnings or losses shall be credited to such account.

      (c) Next, any earnings or losses (net appreciation or depreciation) of the Trust shall be allocated in the same proportion that each Participant's and Former Participant's time weighted average (based on the Valuation Date base) nonsegregated accounts bears to the total of all Participant's and Former Participant's time weighted average (based on the Valuation Date base) nonsegregated accounts as of such date.

      The Suspense Account, if any, shall not be adjusted to reflect any Trust earnings or losses.

6.03 Charging of Payments and Distributions. As of each Allocation Date, all payments and distributions made under the Plan since the last preceding Allocation Date to or for the benefit of a Participant or his Beneficiary will be charged to the proper Account of such Participant.

6.04  Method for Allocating and Crediting Employee and Employer Contributions.

      Subject to the conditions and limitations of this Article VI, as of each Allocation Date:

      (a) Employee Salary Deferral Contributions, shall be credited to each Employee 401(k) Savings Account.

      (b) Employer's Matching Contribution shall be credited to each Participant's Employer Matching Account in an amount as determined by the Board in Section 5.01(a). Any Matching Account forfeitures shall be re-allocated pro-rata as an additional Employer Matching Contribution to all Participants who are employed by the Employer on the last day of the Plan Year and who have completed 1,000 or more Hours of Service.

      (c) Employer's Discretionary Contribution plus any Discretionary Account Forfeitures, shall be allocated among and credited to Employer Discretionary Accounts of eligible Participants who during the Plan Year completed at least 1,000 Hours of Service and are in the employ (includes Employees granted a Leave of Absence) of the Employer on the last day of the Plan Year. Any Discretionary Contribution shall be allocated pro-rata to each Participant's Discretionary Account, based on the ratio of the Participant's Salary Deferral Contributions to the total Salary Deferral Contributions of all Participants eligible for a Discretionary Contribution.

      Separate Accounts - Breaks in Service. If a Participant re-enters the Plan subsequent to his having incurred 5 consecutive 1-Year Breaks in Service, the Retirement Committee shall maintain, or cause to be maintained, a separate Employer Discretionary Contribution Account and Matching Account for the Participant's pre-Break in Service Accrued Benefit derived from Employer Discretionary Contributions and Employer Matching Contributions, and a separate Employer Discretionary Contribution and Matching Contribution Accounts for his post-Break in Service Accrued Benefit derived from Employer Discretionary Contributions and Employer's Matching Contributions unless the Participant's entire Accrued Benefit under the Plan is one hundred percent (100%) nonforfeitable.

6.05 Suspense Account. The excess amount allocated to each Participant by reason of Section 6.09 shall be held in this Account and not distributed to a Participant but shall be reapplied to reduce further Employer Matching Contributions or Employer Discretionary Contributions under the Plan for the next Limitation Year (and for each succeeding Limitation Year, if necessary) for such Participant, so that in each such year the sum of actual Employer Matching Contributions or Employer Discretionary Contributions which would otherwise be allocated to each Participant's Employer Matching Account or Employer Discretionary Account will be made from this Suspense Account. In the event the Participant is not employed by the Employer at the end of any Limitation Year, then the excess amounts shall not be distributed to the Participant but shall be reapplied to reduce future such Employer Matching Contributions for all remaining
      Participants in the Limitation Year and each succeeding year, if necessary. This provision shall apply only to excess amounts which arise due to the allocation of forfeitures, a reasonable error in estimating the Participant's annual Compensation, a reasonable error in determining the amount of elective deferrals under Code Section 402(g)(3) or such other reason accepted by the Commissioner of the IRS.

6.06 Employer Contributions Considered Made on Last Day of Plan Year. For purposes of this Article VI, the Employer's contribution which remains unallocated on the last day of any Plan Year will be considered to have been made on the last day of that year, regardless of when paid to the Trustee.

6.07 Accrual of Benefits. The Retirement Committee shall determine a Participant's Accrued Benefit on the basis of the Limitation Year. The Retirement Committee shall only take into account the Compensation earned during that part of the Limitation Year the Employee is actually a Participant in the Plan.

6.08 Equitable Allocations. If the Retirement Committee determines in making a valuation, an allocation, or by adding interest to any Account under the provisions of the Plan, that the strict application of the provisions of the Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce any Participant's Accrued Benefits and shall be consistent with the provisions of Code Section 401(a)(4), and provided further that such modification shall be made in the form of a written amendment to the Plan. Should the Retirement Committee in good faith determine that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual, and should not equitably be borne by all Participants, but should be borne only by one or more Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses, and the Retirement Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, Former Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of Code Section 401(a).

6.09 Maximum Annual Additions. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's Account for any Limitation Year may not exceed in any Limitation Year an amount equal to the lesser of the:

      (a) Defined Contribution Dollar Limitation effective for the first Limitation Year beginning after December 31, 1994, means $30,000 adjusted annually as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year; or

      (b) Twenty-five percent (25%) of the Compensation (within the meaning of Code Section 415(c)(3)). However, the compensation limitation in this subsection (b) shall not apply to (i) any contributions for medical benefits (within the meaning of Code Section 419(A)(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

      If the Participant does not participate in, and never has participated in another Qualified Plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section

      419(e) maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, the amount of Annual Additions which the Committee may allocate under this Plan on a Participant's behalf for a Limitation Year shall not exceed the Maximum Annual Addition. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Annual Addition, the Employer will reduce or refund the amount of contribution so the Annual Additions for the Limitation Year will be equal to the Maximum Annual Addition. In the event a Participant does participate in, or has participated in another Qualified Plan (including a defined benefit plan with voluntary employee contributions) maintained by the Employer, an IRA with Employer allocated contributions, a Code Section 419(e) welfare plan, all such plans will be treated as one plan for the purposes of this Section 6.09 and compliance with Code Section 415(c). In the event the Employer is a controlled group member, affiliated service group member or member of a commonly controlled trade or business to which Code Sections 414(b), (c) or (m), and 415(b) and (h) apply, all employers in the controlled group, affiliated service group or commonly controlled trade or business shall be treated as a single employer for the purposes of this Section 6.09.

      A Participant's Annual Addition shall be reduced so as to not exceed his Maximum Annual Addition first through the refund of Employee Salary Deferral Contribution and then, to the extent necessary, by the reduction of Employer Matching Contribution. The application of Section 6.05 (the allocation of excess contributions to a suspense account) shall apply only when the excess amount contributed by or on behalf of a Participant is due to reasonable error in estimating the Participant's Annual Compensation, reasonable error in determining the amount of elective deferrals the Participant is eligible to make or allocation of forfeitures.

      Special Rules for Plans Subject to Overall Limitations Under Code Section 415(e).

      The following limitations apply, for Plan Years beginning prior to January 1, 2000, where a Participant in this Plan is also a Participant in one or more plans, one of which is a Defined Benefit Plan maintained by the Employer during the Plan Year.

      (a) Recomputation Not Required. The Annual Addition for any Limitation Year beginning prior to January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

      (b) Adjustment of Defined Contribution Plan Fraction. If the Plan satisfied the applicable requirements of Code Section 415 as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined
            Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction computed under Code Section 415(e)(1) (as revised by this Section 6.09) does not exceed 1.0 for such Limitation Year.

            If the Participant presently participates, or has ever participated under a Defined Benefit Plan maintained by the Employer, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant for that

            Limitation Year shall not exceed 1.0. If in any Limitation Year the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction on behalf of a Participant does exceed 1.0, then the Employer shall reduce its contribution on behalf of such Participant to the Defined Contribution Plan to the extent necessary to prevent the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan fraction from exceeding 1.0.

            For purposes of this Section, the following terms shall mean:

            (a) "Defined Benefit Plan" A retirement plan which does not provide for individual accounts for Employer contributions. The Retirement Committee shall treat all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan and the Retirement Committee shall treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan.

            (b)   "Defined Benefit Plan Fraction"

                           projected annual benefit of the Participant
                           -------------------------------------------
                         under the defined benefit plan(s) (divided by)
                              The lesser of (i) 125% of the dollar
                      limitation in effect under Code Section 415(b)(1)(A)
                          for the Limitation Year, or (ii) 140% of the
                           Participant's average Compensation for his
                       highest paid three (3) consecutive Years of Service

            If the Employee was a Participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Employee had accrued as of the end of the 1982 Limitation Year (the last Limitation Year beginning before January 1, 1983). The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 as in effect at the end of the 1982 Limitation Year.

            Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
            Section 415 for all  Limitation  Years  beginning  before January 1,
            1987.

      (c)   "Defined Contribution Plan Fraction"

              the sum of the Annual Additions to the Participant's
                 Account under the defined contribution plan(s)
               as of the close of the Limitation Year (divided by)
               ---------------------------------------------------
                 the sum of the lesser of the following amounts
                 determined for the Limitation Year and for each
                prior Year of Service with the Employer: (i) 125%
                  of the dollar limitation in effect under Code
            Section 415(c)(1)(A) for the Limitation Year (determined
                without regard to the special dollar limitations
                for employee stock ownership plans), or (ii) 35%
                    of the Participant's Compensation for the
                                 Limitation Year


            If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the Retirement Committee will redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, as of the end of the 1982 Limitation Year (the last Limitation Year beginning before January 1, 1983), under this Section. If the sum of the redetermined fractions exceeds 1.0, the Retirement Committee will subtract permanently from the numerator of this fraction an amount equal to the product of (1) the excess of the sum of the fractions over 1.0, times (2) the denominator of this fraction. The Retirement Committee also may use any transitional rules (see Section 6.09(d) below) provided by law which are applicable in computing the Participant's Defined Contribution Plan Fraction.

            The Retirement Committee will make a similar adjustment to the numerator of this fraction if the sum of the fractions exceeds 1.0, as of the end of the 1983 Limitation Year (the last Limitation Year beginning before January 1, 1984), because (a) the Plan is Top-Heavy in the first Plan Year beginning after December 31, 1983, and the Retirement Committee must apply Article XVII or (b) the terms of one or more July 1, 1982, plans required Annual Additions or accruals during the 1983 Limitation Year in excess of the Code Section 415 limitations as amended by the Tax Equity and Fiscal Responsibility Act of 1982.

            Notwithstanding the above, if the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times
            (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

      (d) "Projected Annual Benefit". The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the Defined Benefit Plan on the assumptions he continues employment until his normal retirement age as stated in the Defined Benefit Plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.

      (e) "Compensation" - The Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses). The term "Compensation" shall not include:

            (1) Employer contributions to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, on behalf of an Employee to a Simplified Employee Pension Plan described in Code Section 408(k) to the extent such contributions are deductible by the Employee under Code
                  Section 219(b)(7), and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

            (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

            (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

            (4) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Sec. 403(b) (whether or not the contributions are excludible from the gross income of the Employee).

            For purposes of applying the limitations of Section 6.04 through this Section 6.09, amounts included as Compensation are those amounts actually paid to a Participant or includible in his gross income within the Limitation Year.

            Notwithstanding the above, effective for Limitation Years beginning after December 31, 1997, the term "Compensation" includes (1) an Employee's elective deferrals under Code Section 402(g)(3), and (2) amounts contributed or deferred under Code Section

            125 or Code Section 457 by the Employer at the Employee's election that aren't otherwise includible in the Employee's gross income.

      (f) "Employer" - The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Code
            Section 415(h)), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code
            Section 414(c) as modified by Code Section 415(h)), which constitutes an "affiliated service" group within the meaning of Code
            Section 414(m), the Committee shall consider all such employers as a single employer for purposes of applying the limitations of this
            Article 6.

      (g) "Limitation Year" - For purposes of this Section 6.09, "Limitation Year" shall mean the limitation year specified in the Plan, or if none is specified, the Calendar Year.

      (h)   "Effective Date of Section 6.09 Provisions" - The provisions of this
            Section 6.09 shall be effective for Limitation Years beginning after December 31, 1986.

      (i) The preceding Sections of this Article VI are intended to comply with the provisions of Code Section 415 and the Regulations thereunder. Code Section 415 and the relevant regulations are hereby incorporated by reference.

                                   ARTICLE VII

                   TERMINATION OF SERVICE-PARTICIPANT VESTING


7.01 Normal Retirement. A Participant's Normal Retirement Age under the Plan is age 65. At such time he shall be 100% vested in, and shall have a nonforfeitable right to his Accrued Benefit. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions until the date of his actual retirement. Upon termination of a Participant's employment for any reason after attaining Normal Retirement Age, the Retirement Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit to him at such times and in such manner as provided in Article VIII hereof. The value of the Participant's Accrued Benefit shall be determined as of the Allocation Date that coincides with, or next follows the date of the Participant's employment termination.

7.02 Early Retirement. A Participant may retire prior to his Normal Retirement Age upon the completion of 5 or more Years of Vesting Service and the attainment of age 55. Upon such Early Retirement, the Retirement Committee shall direct the Trustee to make payment of the non-forfeitable value of the Participant's vested Accrued Benefit to him at such times and in such manner as provided in Article VIII hereof. The value of the Participant's Accrued Benefit shall be determined as of the Allocation Date which coincides with, or, which next follows the date of the Participant's employment termination.

7.03 Disability. A Participant who becomes permanently disabled shall be 100% vested in and shall have a nonforfeitable right to his Accrued Benefit paid to him at such time and in such manner as provided in Article VIII hereof. The value of a disabled Participant's Accrued Benefit shall be determined as of the Allocation Date which coincides with, or which next follows the date of the Participant's termination of employment due to disability. A Participant shall be considered "disabled" when the Retirement Committee determines the Participant is not able to engage in any gainful activity by reason of any medically determinable physical or mental impairment, which the Retirement Committee expects to result in death or which the Retirement Committee expects to last for a continuous period of not less than twelve (12) months. Furthermore, the disabling condition must exist for a period of at least six (6) months before the Retirement Committee makes a determination of disability. The Retirement Committee shall apply the provisions of this Section 7.03 in a non-discriminatory, consistent and uniform manner.

7.04 Death. Upon the death of a Participant, his Accrued Benefit shall be 100% vested, and his Surviving Spouse, if he is married, or in the event there is no surviving Spouse, or if the Spouse has waived, in writing, the right to such death benefits, his other named Beneficiary shall be entitled to receive the full value of the deceased Participant's Accrued Benefit [(reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant)] determined as of the Allocation Date which coincides with, or which next follows the date of such Participant's death. The death benefit so provided shall be payable at such time and in such manner as provided in Article VIII hereof. In the event the Spouse completes a valid waiver, and a beneficiary is named other than the Spouse, the Spouse must consent to and acknowledge the specific nonspouse beneficiary. The nonspouse beneficiary so named may not be subsequently changed without the Spouse's written consent. The number of revocations of prior beneficiary designations made by the Participant and so consented to by the Spouse shall not be limited.

7.05 Distribution to Certain Terminated Participants. A Participant who has satisfied the service requirements for Early Retirement under 7.02(a) but who separates from service with any nonforfeitable right to an Accrued Benefit prior to satisfying the age requirement under 7.02(b) for such Early Retirement, shall be entitled, upon satisfaction of such age requirement, to receive a distribution of his Accrued Benefit as if he were retiring under Early Retirement.

7.06 No Distributions Prior to Separation From Service. Except as provided in Sections 8.01, 13.10, 13.11 and 13.12 a Participant shall receive no distribution from the Plan or Trust prior to separation from Service.

7.07 Vesting on Termination of Employment - If a Participant shall terminate employment for reasons other than death, disability or retirement, his Accounts shall be vested as follows:

      (a) The Employee 401(k) Savings Account shall be 100% Vested and Non-forfeitable at all times:

      (b) Employer Matching and ESOP Accounts - the amount of these Accounts funded by the Employer shall be vested based on the following schedule:

                Years of Vesting Service                Vesting Percentage
                ------------------------                ------------------

                   Less than 5 Years                            0%
                      5 or more                                100%

      Provided, however, any Employer Matching Contributions not already 100% vested, will be 100% vested immediately, if they are taken into account for purposes of meeting the ADP or ACP test described in Section 4.05 or
      5.05 and re-designated as Qualified Nonelective Contributions or Qualified Matching Contributions.

7.08 Years of Vesting Service - For purposes of determining his vested percentage an Employee shall be credited with one Year of Vesting Service as follows:

      (a) Years of Vesting Service prior to April 1, 1992, shall mean all full years of continuous employment.

      (b) Years of Vesting Service on or after April 1, 1992, shall mean all Plan Years during which a Participant completed 1,000 or more Hours of Service with the Employer or any Affiliated Employer of the Employer provided that the following special provisions shall apply:

            (1) Except as otherwise provided in paragraph (2) immediately following, if an Employee who has a Break in Service after April 1, 1992, shall reenter service following such break, Years of Vesting Service of such Employee prior to such break shall not be taken into account unless and until he shall have a Year of Service following such recommencement of service; and

            (2) Notwithstanding the provisions of paragraph (1) immediately preceding, with respect to an Employee who shall have a Break in Service after April 1, 1992 and before he shall have any Vested Interest in his Accrued Benefit under the Plan, all such Years of Vesting Service prior to such break shall be disregarded if the number of consecutive Plan Years in which the Break in Service continues, equals or exceeds the greater of (a) five (5) consecutive one Year Breaks in Service, or (b) the aggregate number of Years of Vesting Service earned before the consecutive Breaks in Service. For the purpose of determining Years of Vesting Service prior to such break, there shall be excluded any Years of Service previously disregarded under this paragraph (2).

            (3) Provided, however, for the initial short Plan Year from April 1, 1992 through December 31, 1992, for the purposes of vesting, a Participant shall receive credit for a Year of Service if he completes 1,000 or more Hours of Service during calendar year 1992.

      (c) Service of any Employee who is a leased Employee to any Employer aggregated under Code Section 414(b), (c), or (m) of the Internal Revenue Code must be credited for vesting purposes whether or not such individual is eligible to participate in the Plan.

      (c) If a Participant returns to work before incurring a Break in Service, he will continue to vest starting at the point in the vesting schedule where he left employment in both his pre-separation and post-separation accrued benefit.

      (d) If the Participant separates from service and returns to service after incurring a Break in Service, and completes a Year of Service, both the pre-Break and post-Break service will count in vesting both pre-Break and post-Break Account Balances, if such Participant does not have five (5) consecutive one year Breaks in Service.

      (e) Military Service. Effective December 12, 1994, each Participant will receive credit for Vesting Service as if his active Employment had continued during the period of his military service with the Uniformed Services of the United States of America; provided that he retains statutory reemployment rights and resumes Employment within 90 days after his honorable discharge from military duty, or during any other period prescribed by law.

7.09 Forfeiture - If a Participant terminates employment, and is not 100% vested in his Accrued Benefit, his non-vested Accounts shall be held until the earlier of: (1) the Anniversary Date coincident with or next following the distribution to the Participant of his entire vested portion of his Account, or (2) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service. At such time, the

      Forfeiture in the Employer Matching Account will be used to increase the Employer Matching Contribution. Any non-vested amount in the Employer Discretionary Account shall become a Forfeiture and shall be reallocated to remaining eligible Participants' Discretionary Accounts.

      If the present value of the Participant's vested Accrued Benefit derived from Employer and Employee contributions is $5,000 ($3,500 for Plan years beginning on or before August 6, 1997) or less, a lump sum cash payment will be made to the Participant, within a reasonable time after the end of the Plan Year following the Participant's termination of employment. However, if the present value of the Participant's vested Accrued Benefit derived from Employer and Employee contributions or has ever been is more than $5,000 ($3,500 for Plan Years beginning on or before August 6, 1997), the written consent of the Participant (and, if necessary, the Participant's Spouse) is necessary before such lump sum cash payment can be made.

      However, if any former Participant shall be re-employed by the Employer before he has incurred five (5) consecutive 1-Year Breaks-in-Service, and such former Participant had received a distribution of all or part of his vested interest prior to his re-employment, his forfeited Account balance shall be reinstated only if he repays the full amount distributed to him from his Employer funded Accounts. Provided, however, such repayment shall not be required before the earlier of a period of (a) five consecutive 1-year Breaks-in-Service or (b) five (5) years after the former Participant is rehired. In the event the former Participant does repay the full amount distributed to him, the previously forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Allocation Date preceding his termination. The amount necessary to restore such previously forfeited non-vested amounts shall be provided, in order, from the following sources: (a) other non-vested Accounts currently being forfeited, (b) the Employer's current contribution and, to the extent necessary, (c) an additional Employer contribution.

      If a distribution is made at a time when a Participant is less than 100% vested in his Account balances derived from Employer Contributions, a Separate Account shall be established for the Participant's interest in the Plan as of the time of distribution and at any relevant time the Participant's nonforfeitable portion of Employer derived Account shall be equal to an amount ("X") determined by the formula:

                           X = P [AB + (R*D)] - (R*D)

      For the purposes of applying the formula: P is the nonforfeitable percentage at the relevant time; AB is the "Account balances" at the relevant time; D is the amount of the distribution; and R is the ratio of the "Account balances" at the relevant time to the "Account balances" after distribution. The preceding two paragraphs only apply to a distribution which does not cash-out a Participant's Accrued Benefit.

7.10 No Divestment for Cause - Under no circumstances shall a Participant be divested of any vested benefit for any cause.

                                  ARTICLE VIII

                     TIME AND METHOD OF PAYMENT OF BENEFITS


8.01 Time of Payment. - Subject to the exceptions found in Sections 8.09, no distribution of a Participant's 401(k) Account (comprised of Employee Salary Deferral Contributions) shall occur prior to Retirement, Death, Disability, termination of employment, or the attainment of age 59 1/2 .

      (a) Retirement. In the event of Normal or Early Retirement, payment of a Participant's Accrued Benefit shall commence within a reasonable time after the Allocation Date the Participant becomes eligible to receive benefits, unless the Participant otherwise elects.

      (b) Death or Disability. In the event of death or permanent disability, payment of the Participant's Accrued Benefit shall commence within a reasonable time after the Allocation Date (unless the Participant or his Beneficiary otherwise elects) following receipt by the Retirement Committee of proof of death, or after the determination by the Retirement Committee that permanent disability exists.

            If the Participant dies or becomes permanently disabled after terminating employment, but prior to receiving his Accrued Benefit, the Retirement Committee, upon confirmation of the death or disability, shall direct the Trustee to make payment of the Accrued Benefit to the Participant (or to his Beneficiary if the Participant is deceased) in accordance with the provisions of Section 8.02 within sixty (60) days after the Allocation Date, following receipt by the Retirement Committee of proof of death, or after the determination by the Retirement Committee that permanent disability exists.

      (c) Other Termination of Service. Upon a Participant's termination of employment for any reason other than retirement, permanent disability, or death, the Trustee shall continue to hold the Participant's Accrued Benefit in Trust until the end of the Plan Year that coincides with, or, immediately follows the date on which the Participant terminates employment. Payment of his vested Accrued Benefit may commence within a reasonable time after the end of such Plan Year, unless the Participant otherwise elects. However, if the Participant's vested Accrued Benefit is (or ever has been) in excess of $5,000 ($3,500 for Plan Years beginning on or before August 5, 1997), the Participant must elect in writing to receive his benefit and his Spouse must also consent in writing to such lump sum payment. The Spouse's consent must be witnessed by a Notary Public or Plan representative.

      (d) Time of Payment of Benefits - Unless the Participant elects otherwise, payment of benefits must begin no later than 60 days after the close of the Plan Year in which the latest of the following events occur:

            (1) the Participant attains age 65 or earlier Normal Retirement Age specified under the Plan,

            (2)   the  termination  of  the   Participant's   service  with  the
                  Employer,

            (3) the 10th anniversary of the year in which the Participant commenced participation in the Plan (the 5th anniversary of the year in which the Participant commenced participation in the Plan, in the case of a Participant who commences participation in the Plan within 5 years before attaining Normal Retirement Age under the Plan), or

            (4)   a later date elected by the Participant.

      (e) Distributions: Notwithstanding subsection (d) with regard to the latest time the payment of a Participant's benefit could commence, for Plan years beginning before January 1, 1997, distribution to a Participant must commence no later than the first day of April following the calendar year in which the Participant attains age 70 1/2, regardless of whether he has retired.

            However, effective for Plan Years beginning after December 31, 1996, a Participant may defer, in writing and by April 1 of the calendar year following his attainment of age 70 1/2, the receipt of any benefits under this Plan until the April 1st following the later of
            (i) the calendar year in which he attained age 70 1/2 or (ii) the calendar year in which he actually retired; notwithstanding the foregoing, any 5% or more shareholder must commence payment of his benefit no later than the April 1st following the calendar year in which he attained age 70 1/2, regardless of whether he actually retired.

            Compliance with Code Section 401(a)(9). The intent of this Section is that the beginning dates and payment periods of benefits payable to each Participant and beneficiary will be within the limitations permitted under Code Section 401(a)(9) and the proposed regulations promulgated thereunder. If there is any discrepancy between this Section and Code Section 401(a)(9), that Code Section will prevail. Further, if there is any discrepancy between this Section and any other provision of the Plan, this Section will prevail. It is the intent of this Plan to comply with the requirements of the regulations under Code Section 401(a)(9) including the minimum distribution incidental benefits rule.

      (f)   Death  Benefit  Distribution  Provisions:  Upon  the  death  of  the
            Participant,   the  following  distribution  provisions  shall  take
            effect:

            (1) If the Participant dies after distribution of interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (2) If the Participant dies before distribution of his interest commences, the Participant's entire interest will be
                  distributed   no  later   than  five  (5)   years   after
                  the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or
                  (ii) below:

                  (i) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one (1) year after the Participant's death;

                  (ii) If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

            (3) For purposes of Section 8.01(f)(2) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the regulations. Life expectancy of a surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

            (4) For purposes of (1), (2) and (3) above, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

      (g) Transitional Rule: Notwithstanding the above distribution requirements of Section 8.01, distribution on behalf of any
            Employee, including a Five Percent (5%) Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

            (1) The distribution by the Plan and Trust is one which would not have disqualified such Trust under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

            (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Trust is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

            (3) Such designation was in writing, was signed by the Participant or the Beneficiary and was made before January 1, 1984.

            (4) The Participant had accrued a benefit under the plan as of December 31, 1983.

            (5) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

            Unless paid to a surviving Spouse under a Qualified Joint and Survivor Annuity, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

            A distribution upon death will not be covered by this Transitional Rule unless the information in the designation contains the required information described above, with respect to the distributions to be made upon the death of the Employee.

            For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (1) and (5) above.

            If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

8.02 Method of Payment. After all required accounting adjustments, the Trustee, in accordance with the direction of the Retirement Committee, shall make payment of the Participant's Accrued Benefit in a lump sum, in annual installments over a period not to exceed 15 years, or by the purchase of a Term Certain Annuity, subject to the "ESOP Account - Special Distribution Rules," below.

      All distributions shall be paid in cash unless a Participant elects otherwise, as follows. A Participant may elect to receive shares of the Employer's Qualifying Securities from (i) his ESOP Account and (ii) his Employer Matching Account and Employee 401(k) Savings Account (invested in the Cooperative Bankshares Fund) provided that the minimum number of shares under this subsection (ii) must equal at least 100 shares.

      ESOP Account - Special Distribution Rules

      (a) Unless a Participant elects otherwise, the distribution of the ESOP Account must commence no later than one year after the close of the Plan Year (I) in which employment is terminated as a result of the Participant reaching Normal Retirement Age, disability or death; or
            (II) that is the fifth Plan Year following the year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Employer before the distribution is required to be made.

      (b) Unless the Participant elects otherwise, a distribution required under this Section shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of five years, or (in the case of a Participant with an Accrued Benefit, attributed to Employer Securities acquired after December 31, 1986, in excess of $500,000, as adjusted by the Secretary of the Treasury) five years plus one additional year (not to exceed five additional years) for each $100,000 (as adjusted by the Secretary of the Treasury) or fraction thereof by which such Accrued Benefit exceeds $500,000 (as adjusted by the Secretary of the Treasury).

            The distribution provisions of this Section are subject to the consent and form of distribution requirements of the Plan.

      (c) A Participant may elect to take distribution of his vested ESOP Account in Employer Securities valued at fair market value at the time of distribution. If the Participant elects to take distribution in Employer Securities, the Trustee will pay in cash any fractional security share to which a Participant or his Beneficiary is entitled.

      Limitation on Settlement Options: The distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

      (a) a period certain not extending beyond the life expectancy of the Participant, or

      (b) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

      If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Reg. 1.72-9. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

      A Participant may not elect an optional form of payment providing monthly benefits to a contingent annuitant who is other than his Spouse, or to a Beneficiary, unless the actuarial value of the payments expected to be made to the Participant at the time the payment is to commence is more than 50% of the actuarial value of the total payments expected to be made under such optional form. In no event, however, can the amount of each monthly payment to a contingent annuitant or Beneficiary exceed that payable to the Participant.

8.03 Deferral of Payments. Should a Participant's Accounts be retained in the Trust after the date on which his participation ends, the Accounts may continue to be treated as a part of the Trust Fund. The Accounts will be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts.

8.04 Limitation on Distributions. Except as otherwise provided in this Article VIII, a Participant, Former Participant, or Beneficiary is not entitled to any payment, withdrawal, or distribution under the Plan.

8.05 Payment in the Event of Legal Disability. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Retirement Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Retirement Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Retirement Committee may, in such event, at its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

      (a)   To such person directly;

      (b)   To the guardian of his person or his estate;

      (c) To a relative or friend of such person, to be expended for his benefit; or

      (d)   To a  custodian  for such person  under any Uniform  Gifts to Minors
            Act.

      The decision of the Retirement Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Retirement Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Retirement Committee shall operate as a complete discharge of all obligations of the Trustee and the Retirement Committee, to the extent of the distributions so made.

8.06 Accounts Charged. The Retirement Committee shall charge all distributions made to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

8.07 Payments Only from Trust Fund. All benefits of the Plan shall be payable solely from the Trust Fund and neither the Employer, Retirement Committee, nor Trustee shall have any liability or responsibility therefor excepts expressly provided herein.

8.08 Participant Benefit Payment Election. The Retirement Committee may permit a Participant who terminates employment after attaining Normal Retirement Age to elect any of the forms of payment of retirement benefits prescribed by Section 8.02. Upon the Participant's request, the Retirement Committee shall furnish the Participant an appropriate form for the making of the election. The Participant shall make an election under this Section 8.08 by filing the election form with the Plan Administrator on or before the last day of the Plan Year following which the Trustee would otherwise commence to pay a Participant's vested Accrued Benefit in accordance with the requirements of Section 8.01. The Participant shall not make any election for an optional form of retirement benefit under which the present value of the retirement benefits payable solely to the Participant will not be greater than fifty percent (50%) of the present value of the total retirement benefits payable to the Participant and his Beneficiaries. The Retirement Committee shall determine "present value" as of the date the Trustee is to commence payment of the retirement benefits to the Participant. The Retirement Committee shall charge the electing Participant's Account for any expense incurred in making the "present value" determination. If the Retirement Committee determines not to permit the Participant's election, it shall direct the Trustee in writing to make distribution of the Participant's Vested Accrued Benefit to him in accordance with Section
      8.02. The Retirement  Committee shall apply the Provisions of this Section
      8.08 in a nondiscriminatory and uniform manner. Should the Retirement Committee reject the Participant's claim in whole or in part the appeal procedures in Section 11.09 shall apply.

8.09 Portability of Participant Accounts - Notwithstanding any other provision of the Plan, upon the direction of the Retirement Committee, and upon the occurrence of an event which would trigger the distribution of a Participant's Accrued Benefits, the Trustee shall transfer the amount allocated to the credit of a Participant in the Trust (including also for this purpose, the amount, if any, in his Employee Rollover Account) to the Trustee of any tax exempt trust which forms part of a tax-qualified retirement plan under Section 401 of the Code.

8.10 Direct Rollover. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      Definitions.

      (l) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (3) Distributee: A distributee includes an Employee or former Employee. In addition, distributee's eligible rollover distribution. However, in the case of an eligible the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

      (4) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE IX

                       EMPLOYER ADMINISTRATIVE PROVISIONS


9.01 Information. The Employer shall, upon request, or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Retirement Committee and Trustee to perform their respective duties and functions under the Plan. The Employer's records as to the current information the Employer furnishes to the Retirement Committee and Trustee shall be conclusive to all persons.

9.02 No Liability. Subject to Article XII hereof, the Employer assumes no obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Retirement Committee or the Trustee.

9.03 Employer Action. Any action required of the Employer shall be by resolution of its Board or by a person authorized to act by Board resolution.

9.04 Indemnity. The Employer agrees it will indemnify and hold harmless the Board, individual Trustee(s), and the members of the Retirement Committee, and each of them, from and against any and all loss resulting from liability to which the Board, individual Trustee(s), and the Retirement Committee, or the members of the Board and Retirement Committee, may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 9.04 shall not relieve the Board, individual Trustee(s), or any members of the Retirement Committee from any liability they may have under the Act for breach of a fiduciary duty.

                                    ARTICLE X

                              RETIREMENT COMMITTEE


10.01 Appointment of Committee. The Employer's Board shall appoint an Retirement Committee consisting of not less than three (3) members to administer the Plan, the members of which may also be Participants in the Plan.

10.02 Term. Each member of the Retirement Committee shall serve until his successor is appointed. Any member of the Retirement Committee may be removed by the Board, with or without cause. The Board shall have the power to fill any vacancy which may occur. An Retirement Committee member may resign upon written notice to the Employer.

10.03 Compensation. The members of the Retirement Committee shall serve without compensation for services in behalf of the Plan, but the Employer shall pay all expenses, including the expenses for any bond required under Act
      Section 412. To the extent such expenses are not paid by the Employer, they shall be paid by the Trustee from the Trust Fund.

10.04 Powers of Retirement Committee. Subject to Article XII hereof, the Retirement Committee shall have the following powers and duties:

      (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

      (b) To adopt rules of procedure and regulations necessary for the administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

      (c) To determine all questions with regard to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan and the value of the Accrued Benefit of each Participant;

      (d) To enforce the terms of the Plan and the rules and regulations it adopts;

      (e) To direct the Trustee as respects the crediting and distribution of the Trust and all other matters within its discretion as provided in the Trust Agreement;

      (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

      (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

      (h) To engage the service of counsel (who may, if appropriate, be counsel for the

            Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

      (i) To prescribe procedures to be followed by distributees in obtaining benefits;

      (j) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

      (k) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;

      (l) To establish a nondiscriminatory policy which the Trustee shall observe in making loans, if any, to Participants;

      (m) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Accrued Benefits under the Plan;

      (n) To select a secretary, who need not be a member of the Retirement Committee;

      (o)   To interpret and construe the Plan;

      (p) To select the issuing company or companies from which Insurance Contracts shall be purchased as may be provided herein; and to determine the form, type, and kind of such contract;

      (q) To engage the services of an Investment Manager or Managers (as defined in Act Section 3 (38)) each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan Asset under its control; and

      (r)   To  direct  the  Trustee  in  the  investment,   reinvestment,   and
            disposition of the Trust Fund as provided in the Trust Agreement.

10.05 Manner of Action. The decision of a majority of the members of the Retirement Committee appointed and qualified shall control. In case of a vacancy in the membership of the Retirement Committee, the remaining members of the Retirement Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon such Retirement Committee, pending the filling of the vacancy. The Retirement Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Retirement Committee shall maintain adequate records of its decisions.

10.06 Authorized Representative. The Retirement Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. The Retirement Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

10.07 Nondiscrimination. The Retirement Committee shall administer the Plan in a uniform, nondiscriminatory manner for the exclusive benefit of the Participants and their Beneficiaries.

10.08 Interested Member. No member of the Retirement Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in the capacity as the Retirement Committee.

10.09 Funding Policy. The Retirement Committee shall review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan to determine the appropriate methods of carrying out the Plan's objectives. The Retirement Committee shall communicate annually to the Trustee or to any Plan Investment Manager (herein so-called), if any, the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

10.10 Individual Statement. As soon as practicable after the Allocation Dates of each Plan Year, but within the time prescribed by the Act and the regulations under the Act, the Retirement Committee will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of his Accrued Benefit in the Trust as of that date, and such other information the Act requires be furnished the Participant or Beneficiary. No Participant, except a member of the Retirement Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

10.11 Books and Records. The Retirement Committee shall maintain, or cause to be maintained, records which will adequately disclose at all times the state of the Trust Fund and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Retirement Committee.

10.12 Unclaimed Account Procedure. Neither the Trustee nor the Retirement Committee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Retirement Committee, by certified or registered mail addressed to his last known address of record with the Retirement Committee or the Employer, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan, and the notice shall quote the provisions of this section. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Retirement Committee within six (6) months from the date of mailing of the notice, or before this Plan is terminated or discontinued, whichever should first occur, the Retirement Committee shall direct the Trustee to segregate the Participant's unclaimed Accrued Benefit in a nontransferable deferred annuity or in a segregated interest bearing Account in the name of the Participant or Beneficiary. The Retirement Committee shall then notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Retirement Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with procedures it has established for this purpose. The segregated Account shall be entitled to all income it earns and shall bear all expense or loss it incurs.

10.13 Valuation. Within a reasonable time after the close of each Plan Year, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, and disbursements, and other transactions effected by it during such Plan Year, and showing all the assets of the Trust Fund and the cost and fair market value thereof. This statement shall be delivered to the Retirement Committee. The Retirement Committee shall then cause to be prepared, and shall deliver to each Participant or Former Participant an annual report disclosing the status of his Accounts in the Trust. The Trustee's determination of the fair market value of the assets of the Trust Fund and the Retirement Committee charges or credits to Accounts shall be final and conclusive on all persons ever interested hereunder, subject to Section 11.09.

                                   ARTICLE XI

                      PARTICIPANT ADMINISTRATIVE PROVISIONS


11.01 Beneficiary Designation. Each Participant may from time to time designate, in writing, a Beneficiary and/or a Contingent Beneficiary to whom the Trustee shall pay his Accrued Benefit in the Trust Fund in the event of his death. The Retirement Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Retirement Committee, it effectively shall revoke all designations filed prior to that date by the same Participant. As a condition to any married Participant designating a Beneficiary other than his spouse, the Retirement Committee shall require the spouse's written consent. The spouse's signature must be notarized by a notary public or witnessed by a plan representative. The spouse's consent must acknowledge the effect of waiving his rights under the Plan and specifically consent to the election of any alternate beneficiary other than the spouse.

11.02 No Beneficiary Designation. With respect to any death benefit provided hereunder, the Participant shall file a beneficiary designation with the Committee and the Participant, during his lifetime, shall have the right, which may be successively exercised by written instrument filed with and received by the Committee, to request a change of his designated beneficiary. In the event the designated beneficiary is not living at the death of the Participant, or if no beneficiary has been designated, the death benefit shall be payable to the spouse of the Participant, if living; otherwise to his children, equally per stirpes; if none, then to the estate of the Participant.

11.03 Personal Data to Retirement Committee. Each Participant and Beneficiary must furnish to the Retirement Committee evidence, data, or information as the Retirement Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true, and complete evidence, data, and information when requested by the Retirement Committee, provided the Retirement Committee shall advise each Participant of the effect of his failure to comply with its request.

11.04 Address for Notification. Each Participant and each Beneficiary of a deceased Participant shall file with the Retirement Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, shall be sent to the last address filed with the Retirement Committee, or if no such address has been filed, then the last address indicated on the records of the Employer, shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States mail, postage prepaid.


11.05 Assignment or Alienation. To the extent required by law, the Participant may not anticipate, encumber, alienate or assign any of his rights, claims, or interests in this Plan or any part thereof, or any payments, benefits, or rights arising by reason of this Plan shall in any way be subject to the Participant's debts, contracts, or engagements, or to any judicial processes to levy upon or attach the same for payment thereof.

      Notwithstanding the above, in the event of a Qualified Domestic Relations Order no violation of the non-alienation provisions of ERISA occurs where a portion of the benefits of a Participant is required to be paid to the Participant's spouse pursuant to a Qualified Domestic Relations Order. A "Qualified Domestic Relations Order" is a judgment or decree (including approval of a property settlement agreement) that relates to the provisions of child support, alimony payments or marital property, rights to a spouse, former spouse, child or other dependent of a Participant and is made pursuant to a state domestic relations law. The Qualified Domestic Relations Order may not alter the amount, time, or form of payment of plan benefits. Furthermore, a distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be permitted if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not reached the Earliest Retirement Age under the Plan. For the purposes of this Section, Alternate Payee, Qualified Domestic Relations Order and Earliest Retirement Age shall have the meaning set forth under Code Section 414(p).

      Offset of a Participant's Accrued Benefit. Pursuant to Code Section 401(a)(13)(C), the offset of a Participant's Accrued Benefit in the Plan will not violate ERISA's prohibition against assignment or alienation of benefits if the Participant is ordered or required on or after August 5, 1997 to pay under:

      (1)   a judgment or conviction for a crime involving the Plan;

      (2) a civil judgement (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of ERISA's fiduciary responsibility provisions; or

      (3) a settlement agreement between the Department of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation or alleged violation of ERISA's fiduciary responsibility provisions by a fiduciary or any other person; provided such judgement, order, decree or settlement agreement expressly provides for such offset.

      To the extent that Code Sections 401(a)(11) and 417 apply to this Plan, the rights of a Participant's spouse under Code Section 401(a)(13)(C)(iii) are hereby incorporated by reference.

11.06 Information Available. Any Participant in the Plan or any Beneficiary may examine copies of the summary plan description, latest annual report, any bargaining agreement, this Plan, trust, or any other instrument under which the Plan was established or is operated. The Retirement Committee will maintain all of the items listed in this Section in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under the Act for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Retirement Committee shall furnish him with a copy of any item listed in this Section.

      The Retirement Committee may make a reasonable charge to the requesting person for the copy so furnished.

11.07 Beneficiary's Right to Information. A Beneficiary's right to (and the Retirement Committee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

11.08 Appeal Procedure for Denial of Benefits. The Retirement Committee shall provide adequate notice in writing to any Participant or to any Beneficiary (claimant) whose claim for benefits under this Plan has been denied. The Retirement Committee's notice to the claimant shall set forth:

      (a)   The specific reason for the denial;

      (b) Specific reference to pertinent Plan provisions on which the Retirement Committee based its denial;

      (c) A description of any additional material and information needed for the claimant to perfect his claim and an explanation of why the material or information is needed;

      (d)   A statement that the claimant may:

            (1)   request a review upon written application to the Committee;

            (2)   review pertinent Plan documents; and

            (3)   submit issues and comments in writing; and

      (e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the Retirement Committee within seventy-five (75) days after receipt of the Retirement Committee's notice of denial of benefits. The Retirement Committee's notice must further advise the claimant that his failure to appeal the action to the Retirement Committee in writing within the seventy-five (75) day period will render the Retirement Committee's determination final, binding, and conclusive.

      If the claimant should appeal to the Retirement Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Retirement Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Retirement Committee shall advise the claimant of its decision within sixty (60) days of the claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit infeasible, but in no event shall the Retirement Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review. A written statement stating the decision on review, the specific reasons for the decision, and the specific Plan provisions on which the decision is based shall be mailed or delivered to the claimant within such sixty (60) (or one hundred twenty
      (120)) day period.

      The Retirement Committee's notice of denial of benefits shall identify the name of each member of the Retirement Committee and the name and address of the Retirement Committee member to whom the claimant may forward his appeal.

11.09 No Rights Implied. Nothing contained in this Plan, or any modification or amendment to the Plan, or in the creation of any benefit, or the payment of any benefit, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against the Employer or any officer, director, or Employee of the Employer, or its agents or employees.

                                   ARTICLE XII

                               FIDUCIARIES DUTIES



12.01 Named Fiduciary. The "Named Fiduciary" of the Plan shall consist of the following:

      (a)   The Employer;

      (b)   The Retirement Committee;

      (c)   The Trustee; and

      (d) Such other person or persons that are designated to carry out fiduciary responsibilities under the Plan in accordance with Section
            12.03 (c) hereof.

      Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Named Fiduciary may employ one or more persons to render advice with regard to any responsibility such Named Fiduciary has under the Plan.

12.02 Allocation of Responsibilities. The powers and responsibilities of the Named Fiduciary are hereby allocated as indicated below:

      (a) Employer. The Employer shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Employer under the Plan and Trust Agreement shall be exercised by resolution of the Employer's Board of Directors.

      (b) Retirement Committee. The Retirement Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Retirement Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust
            Agreement. The Trustee shall follow the Retirement Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards, or would be contrary to the terms of the Plan or Trust Agreement.

            The Retirement Committee shall have the responsibility and authority to control the investment of the Trust Fund in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Retirement Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement.

            The Trustee shall follow the Retirement Committee's directions, unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.

      (c) Trustee. The Trustee shall have the duties and responsibilities set out in the Trust Agreement, subject, however, to direction by the Committee as set out in the Trust Agreement.

      (d) Allocation. Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 12.03 hereof, or as otherwise provided herein or in the Trust Agreement.

      This Article is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries, unless such sharing shall be provided by a specified provision of the Plan or Trust Agreement.

12.03 Procedures for Delegation and Allocation of Responsibilities. Fiduciary responsibilities may be allocated as follows:

      (a) The Retirement Committee may specifically allocate responsibilities to a specified member or members of the Retirement Committee.

      (b) The Retirement Committee may designate a person or persons other than a Named Fiduciary to carry out fiduciary responsibilities under the Plan (this authority shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed fiduciaries of the Plan).

      (c) The Retirement Committee may appoint an Investment Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or a portion thereof).

      (d) If at any time there be more than one Trustee serving under the Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or duties among themselves in such manner as they shall agree.

      Any allocation of responsibilities pursuant to this Section shall be made by filing a written notice thereof with the Retirement Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.


12.04 General Fiduciary Standards. Subject to Section 12.05 hereof, a Named Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and their Beneficiaries and:

      (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and paying reasonable expenses of administering the Plan;

      (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

      (c) By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is deemed prudent not to do so; and

      (d) In accordance with documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I of the Act.

12.05 Liability Among Co-Named Fiduciaries.

      (a) General. Except for any liability which he may have under the Act, a fiduciary shall not be liable for the breach of a fiduciary duty or responsibility by another fiduciary of the Plan except in the following circumstances:

            (1) He participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

            (2) By his failure to comply with the general fiduciary standards set out in Section 12.04 hereof in the administration of his specific responsibilities which give rise to his status as a fiduciary to commit a breach; or

            (3) He has knowledge of a breach by such other fiduciary and he does not undertake reasonable efforts under the circumstances to remedy the breach.

      (b) Co-Trustees. In the event that there are two or more Trustees serving under the Trust Agreement each should use reasonable care to prevent a Co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

      (c) Liability Where Allocation is in Effect. To the extent that fiduciary responsibilities are specifically allocated by a Named Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Named Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility, except to the extent that the Named Fiduciary violated Section 12.04 hereof (i) with respect to such allocation or designation, (ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation or (iv) the Named Fiduciary would otherwise be liable in accordance with this Section 12.05.

      (d) Liability of Trustee Following Retirement Committee Directions. No Trustee shall be liable for following instructions of the Retirement Committee given pursuant to Section 12.02 (b) and (c) hereof.

      (e) No Responsibility for Employer Action. Neither the Trustee, nor the Retirement Committee, shall have any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, nor the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan, nor shall the Trustee, nor the Retirement Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution.

      (f) No Duty to Inquire. Neither the Trustee nor the Retirement Committee shall have any obligation to inquire into or be responsible for any action or failure to act on the part of others.

      (g) Liability of Trustee Where Investment Manager Appointed. If an Investment Manager has been appointed pursuant to Section 12.03 (c) hereof, then neither the Trustee nor the Retirement Committee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

      (h) Successor Fiduciary. No Named Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before he became a Named Fiduciary or after he ceased to be a Named Fiduciary.

                                  ARTICLE XIII

                   DISCONTINUANCE, AMENDMENT, AND TERMINATION

13.01 Discontinuance. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan.

13.02 Amendment. The Employer shall have the right at any time to amend the Plan in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) the Plan and Trust under the provisions of Code
      Section 401(a) and to amend the Plan in any other manner, provided no amendment shall:

      (a) Authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

      (b) Cause or permit any portion of the Trust Fund to revert to or become the property of the Employer;

      (c) Increase duties or responsibilities of the Trustee or the Retirement Committee without the written consent of the affected Trustee or the affected member of the Retirement Committee.

      (d) Revise the vesting schedule under the Plan unless each Participant having three (3) Years or more of Service is permitted to elect within a reasonable period after the adoption of such amendment to have his vested benefit computed under the Plan without regard to such amendment; a reasonable period for purposes of this Section shall be a period which begins no later than the date the Plan amendment is adopted and ends no later than the last to occur of the following:

            (1)   sixty (60) days after the date of Plan amendment is adopted;

            (2) sixty (60) days after the day on which the Plan amendment becomes effective; or

            (3) sixty (60) days after a Participant is issued written notice of the Plan amendment.

      (e) Revise the vested benefit of a Participant determined as of the later of the date such amendment is adopted, or the date such amendment becomes effective, if such revised vested benefit is less than that computed under the Plan without regard to such amendment.

      (f)   Procedure

            (1) All proposed amendments shall be set forth in a written instrument, detailing any and all changes to the Plan.

            (2) All proposed amendments shall be presented to the Board for its consideration and shall be enacted by a vote of the Board.

            (3) All actions taken by the Board shall be set forth in enabling documentation (e.g., minutes of meetings setting forth appropriate resolutions adopted therein or appropriate certification of actions taken by the Board in lieu of a formal meeting).

            (4) The Board shall authorize, in the documentation referred to under (3), above, an officer or officers of the Employer to execute said amendment or amendments on behalf of the Employer and to certify as to the date on which the steps set forth under (1), (2), and (3) took place (e.g., a Certificate of Resolution).

      The Employer shall make all amendments in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

13.03 Termination. The Employer shall have the right to terminate the Plan at any time. The Plan shall terminate upon the first to occur of the following:

      (a)   The date terminated by action of the Board;

      (b) The date the Employer shall be judicially declared bankrupt or insolvent; or

      (c) The dissolution, merger, consolidation, or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provisions to continue the Plan, in which event the successor or purchaser shall be substituted as the Employer under this Plan.

      (d)   Termination Procedure

            (1) A proposal to terminate the Plan shall be set forth in a written instrument, detailing said action to the Board.

            (2) A proposal to terminate the Plan shall be presented to the Board for its consideration and shall be enacted by a vote of the Board.

            (3) All actions taken by the Board to terminate the Plan shall be set forth in enabling documentation (e.g., minutes of meetings setting forth appropriate resolutions adopted therein or appropriate certification of actions taken by the Board in lieu of a formal meeting).

            (4) The Board shall authorize, in the documentation referred to under (3), above, an officer or officers of the Employer to execute such instruments and take such actions as are necessary to effectuate the termination of the Plan on behalf of the Employer and to certify as to the date on which the steps set forth under (1), (2), and (3) took place (e.g., a Certificate of Resolution).

13.04 Vesting on Termination or Suspension. Notwithstanding any other provision of the Plan to the contrary, upon the date of full or partial termination of the Plan, or, upon complete discontinuance of contributions to the Plan, an affected Participant's right to his Accrued Benefit shall be one hundred percent (100%) vested and nonforfeitable. The Retirement Committee shall interpret and administer this Section 13.04 in accordance with the intent and scope of the Regulations issued under Code Section 411 (d) (3).

13.05 Procedure on Termination. In the event of termination of the Plan or permanent discontinuance of Employer contributions, the Employer shall, at its sole discretion, authorize any one of the following procedures:

      (a) Continue Trust. To continue the Trust in operation in all respects until the Trustee has distributed, as soon as administratively feasible, all benefits under the Plan, except that no further persons shall become Participants, no further contributions shall be made, all Accounts shall be fully vested, and no further payments shall be made, except in distribution of the Trust Fund and payment of administration expenses; or

      (b) Liquidate Plan. To wind up and liquidate the Plan and Trust and distribute the assets thereof after deduction of all expenses to the Participants, Former Participants, and Beneficiaries in accordance with their respective Accounts as then constituted. If the Employer makes no election before termination, then this subsection (b) will govern distribution of the Trust Fund.

13.06 Merger. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, unless immediately after the merger, consolidation, or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

13.07 Notice of Change in Terms. The Retirement Committee, within the time prescribed by the Act and applicable regulations, shall furnish all Participants and Beneficiaries a summary plan description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by the Act to be furnished without charge.

13.08 Reversion of Suspense Account. Notwithstanding any provisions contained herein to the contrary, the Employer reserves the right to recover, upon the termination of the Plan and Trust Fund, any amounts held in a Suspense Account that cannot be allocated to the accounts of Participants and their Beneficiaries in the year of termination, because of the limitations contained in Section 6.09 of the Plan and Section 415 of the Code, after the satisfaction of all fixed and contingent obligations to Participants and their Beneficiaries under the Plan.

13.09 Distributions Upon Plan Termination. All Elective Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor an Affiliated Employer establishes or maintains a successor plan. A successor plan is any other defined contribution plan (other than an ESOP) maintained by the Employer, existing at any time during the period commencing with the date of the Plan termination and ending 12 months after the distribution of all assets from the terminated Plan.

13.10 Distributions Upon Sale Of Assets. All Elective Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto, shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

13.11 Distributions Upon Sale Of Subsidiary. All Elective Deferrals, Qualified Employer Deferral Contributions, and income attributable thereto shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.

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                                   ARTICLE XIV

                                 THE TRUST FUND


14.01 Purpose of the Trust Fund. A Trust Fund has been created and will be maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement. All contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

14.02 Appointment of Trustee. A Trustee shall be appointed by the Board to administer the Trust Fund. The Trustee's obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

14.03 Exclusive Benefit of Participants. Subject to Section 5.04 hereof, the Trust Fund will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries or for expenses of administration. Notwithstanding the preceding sentence, as provided in Section 13.08 hereof, the Employer reserves the right to recover any amounts held in a Suspense Account at the termination of the Trust Fund that cannot be allocated to the Accounts of Participants and their Beneficiaries in the year of termination because of the limitations contained in Section 6.09 of the Plan and Section 415 of the Code.

14.04 Benefits Supported Only By the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.


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                                   ARTICLE XV

                    PARTICIPATION BY AFFILIATE OF COMPANY AND
                 EMPLOYMENT WITH A MEMBER OF A CONTROLLED GROUP


15.01 Employment With a Member of a Controlled Group. Any employment service completed by an Employee with an Affiliated Employer, shall be credited as service with the Employer for purposes of determining "participation" and "vesting" under the Plan. Determination of membership within the controlled group shall be determined under the provisions of Code Section 1563(a), but without regard to Code Section 1563(a)(4) and (e)(3)(c).

15.02 Adoption by Affiliates. Any corporation or other business entity which is a member of an affiliated group (as defined in Code Section 1504(a), or any successor provision), which includes the Employer, may, with the consent of the Employer, adopt the Plan for its Employees. Such adoption shall be made by resolution of such corporation's Board and an instrument executed by its officers pursuant thereto. The provisions of the Plan shall apply to each Employer, except as provided in the instrument adopting the Plan and Trust otherwise specifically provided herein.

15.03 Amendment. If the Plan and Trust are amended by the Company, after they are adopted by such affiliate, unless otherwise expressly provided, they shall be treated as so amended by such other business entity without the necessity of any action on its part.

15.04 Withdrawal by Affiliated Employers

      (a) Any one or more of the Employers included in the Plan may withdraw from the Plan at any time by giving six months' advance notice in writing of the intention to withdraw, (unless a shorter notice shall be agreed to by the Board).

      (b) After an Employer has given notice as provided in subsection (a), the Plan Administrator shall establish an amount of the Trust Fund to be allocated to such Employer's portion of the Plan. No Participant of the Plan, including Participants who are Employees of the withdrawing Employer, shall receive a benefit immediately after such withdrawal, determined as if the Plan had terminated at that time, which is less than the benefit such Participants would have received immediately prior to such withdrawal had the Plan terminated at that time.

      (c) If the Trust is not to be terminated with respect to the withdrawing Employer, then as of the date of withdrawal, the Trustee shall distribute securities, property, or money of the Trust Fund representing the portion of the Trust Fund allocated to the withdrawing Employer and such securities, property or money shall thereafter be held and invested as a separate trust fund pursuant to the terms of the plan adopted by the withdrawing Employer.

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

      (d) If the Plan is to be terminated with respect to the withdrawing Employer, then the amount set aside pursuant to subsection (b) shall be dealt with according to the provisions of Article XIII.



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

                                   ARTICLE XVI

                           DIRECTED INVESTMENT OPTIONS
16.01 Authorized Investment Funds. The Retirement Committee will provide for the investment of Plan assets. Investment funds will be developed by the Trustee to accommodate this direction. The Retirement Committee may increase or decrease the number of authorized investment options, subject to the Trustee's approval, which may include the following:

      (1) Stable Asset Fund - This fund is invested primarily in U.S. government securities and guaranteed investment contracts (GICs) issued by major life insurance companies and money center banks. It seeks to earn high current income with preservation of capital.

      (2)   Intermediate  Bond  Fund  -  This  fund's  objective  is to  provide security of principal while generating a high rate of current income. Investments in this fund consist of Corporate Bonds, U.S. Government securities and other high quality fixed income securities.

      (3) Balanced Fund - This fund's objective is to seek high total return through current income and capital appreciation. Investments generally range from 50% to 70% in common stocks, with the remainder in investment grade fixed income obligations.

      (4) S&P 500 Index Fund - This fund invests in all 500 stocks in the S&P 500 Index in proportions to match the index's composition.

      (5) Value Equity Fund - This fund's objective is to seek long-term capital apprecition. Investments consist of a diversified portfolio of securities of primarily large cap companies, which are considered to be undervalued with consistent earnings growth, and are market leaders in their industry.

      (6) Growth Equity Fund - This fund's objective is to seek long-term capital appreciation. These companies are primarily in rapidly growing industries such as technology, healthcare and consumer products and services, with expectation for above average growth.

      (7) Cooperative Bankshares Fund - This fund invests primarily in Cooperative Bankshares common stock purchased in the open market at current market prices. This fund is designed to achieve a long-term growth based on the Bank's profitability and performance.

16.02 Participant Direction. Each Participant may direct, on forms provided by the Retirement Committee, that contributions to his Account be invested in the various investment funds provided under Section 16.01. A Participant may redirect the investment of his Accounts as well as future contributions. The election to direct or redirect the investment of Accounts will be made during such times as the Retirement Committee shall determine, after consultation with the Trustee. The Retirement Committee may impose such limitations on such direction of Account investments as it
      deems  appropriate,   for  example,   limitations  on
      minimum percentage investments in an investment fund or minimum notice periods when Accounts may be redirected.

16.03 Participant Non-Direction. If the Participant fails to direct the investment of his Accounts, if such direction is allowed, his entire Account will be invested in the investment vehicle selected by the Trustee, based on prudent fiduciary standards and uniformly applied to similarly situated Participants.

16.04 Employer Contributions. Any Employer Matching Contributions allocated to Participants' Employer Matching Accounts and Employer Discretionary Contributions allocated to the Participant's Discretionary Account shall be invested in the Cooperative Bankshares Common Stock Fund. This fund shall be invested in fixed income and Qualifying Employer Securities.

16.05 "Qualifying Employer Security" shall mean an Employer Security of Cooperative Bankshares that is a stock or a marketable obligation. For purposes of this section, the term "marketable obligation" means a bond, debenture, note, certificate, or other evidence of indebtedness ("obligation") if such obligation is acquired:

      (a)   on the market, either

            (1) at the price of the obligation prevailing on a national securities exchange that is registered with the Securities and Exchange Commission, or

            (2) if the obligation is not traded on such a national securities exchange, a price not less favorable to the Plan than the offering price for the obligation established by current bid and asked prices quoted by persons independent of the issuer;

      (b)   from an underwriter, at a price

            (1) not in excess of the public offering price for the obligation set forth in a prospectus or offering circular filed with the Securities and Exchange Commission, and

            (2) at which a substantial portion of the same issue is acquired by persons independent of the issuer, or

            (3) directly from the issuer, at a price not less favorable to the Plan than the price paid currently for a substantial portion of the same issue by persons independent of the issuer.

      (c) directly from the issuer, at a price not less favorable to the Plan than the price paid currently for a substantial portion of the same issue by persons independent of the issuer.

16.07 Voting Rights.

      (a) ESOP Account. As to any Employer Securities allocated to the Participant's ESOP

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

            Account which are part of a registration-type class of securities, a Participant has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his ESOP Account with respect to any corporate matters requiring a vote of stockholders. The Trustee does not have the right to vote any Employer Securities which a Participant (or Beneficiary) fails to vote as authorized by this Section.

            Non-ESOP Accounts. As to any Employer Securities allocated to the Participant's non-ESOP Accounts which are part of a registration-type class of securities, the Trustee, as directed by the Plan Administrator, has the right to direct the voting of such Employer Securities allocated to his non-ESOP Accounts with respect to any corporate matters requiring a vote of stockholders.

16.07 Diversification of ESOP Account.

      Each Qualified Participant may direct the Trustee in all years in the Qualified Election Period, other than the final year of such period, as to the investment of 25% of the total number of shares of Employer Securities in the ESOP Account acquired by or contributed to the Plan after December 31, 1986, that have ever been allocated to a Qualified Participant's Account on or before the most recent Plan Accounting Date; less the number of shares of Employer Securities previously distributed, transferred or diversified pursuant to a diversification election made after December 31, 1986. A diversification election shall be made within 90 days after the Accounting Date of each Plan Year (to the extent a direction amount exceeds the amount to which a prior direction under this Section applies) during the Participant's Qualified Election Period. For the last Plan Year in the Participant's Qualified Election Period, the Trustee will substitute "50%" for "25%" in the immediately preceding sentence. The Qualified Participant must make his direction to the Trustee in writing, the direction may be effective no later than 180 days after the close of the Plan Year to which the direction applies, and the direction must specify which, if any, of the investment options the Participant selects.

      The  Retirement  Committee has establish  investment  accounts  under this
      Article 16, which will permit the Qualified Participant to make an election to direct the investment of a portion of his Account attributed to Employer Securities as set forth under the first paragraph of this Section.

      For purposes of this Section 16.07, the following definitions apply:

      (i) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan. A "year of participation" means a Plan Year in which the Participant was eligible for an allocation of Employer contributions, irrespective of whether the Employer actually contributed to the Plan for that Plan Year.

      (ii) "Qualified Election Period" means the 6 Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

      A Participant's right under Section 16.07 to direct the investment of his ESOP Account applies solely to Employer Securities acquired by the Plan after December 31, 1986.


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

                                  ARTICLE XVII

                                 TOP-HEAVY RULES


17.01 Top-Heavy Status. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provision in the Plan. The following definitions apply in making this determination:

      (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer, (if such officer's Compensation exceeds 50% of the annual benefit limit for defined benefit plans, as indexed, pursuant to Code Section 415(b)(1)(A)), (ii) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer, (if such individual's Compensation exceeds the dollar limit on Annual Additions to a Defined Contribution Plan under Code Section 415), (iii) a five percent Owner of the Employer, or (iv) a one percent Owner of the Employer who has an annual Compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i) (1) and the regulations thereunder. A Non-Key Employee is any Employee who does not meet the definition of Key Employee contained herein.

      (b) Top-Heavy Plan: For any Plan Year after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

            (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent, and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or

            (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60 percent, or

            (3) If this Plan is a part of a Required Aggregation Group, and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

      (c)   Top-Heavy Ratio:

            (1) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any Defined Benefit Plan which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in

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

                  the five-year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any distributions of any Account balances or any Accrued
                  Benefits made in the five-year period ending on the Determination Date and contribution which is due but unpaid as of the Determination Date.

            (2) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Defined Benefit Plans, which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account balances under the Defined Contribution Plans for all Key Employees and the present value of Accrued Benefits under the Defined Benefit Plans for all Key Employees, and the denominator of which is the sum of the Account balances under the Defined Contribution Plans for all Participants and the present value of the Accrued Benefits under the Defined Benefit Plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distributions of any Account balances or any Accrued Benefits made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

            (3) For purposes of (2) and (3) above, the value of Account balances and the Present Value of Accrued Benefits will be determined as of the most recent Allocation Date that falls within or ends with the twelve-month period ending on the Determination Date. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and the transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

      (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer, which when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

      (e) Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

            Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the Accrued Benefit of an Employee other than a Key Employee (within the meaning of Code Section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C). In determining the Accrued Benefits of a Key Employee, distributions from a terminated Plan shall be included, if the plan terminated within the 5-year period ending in the Determination Date and such plan would have been required to be included in an aggregation group.

      (f) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

      (g) Allocation Date: The last day of the Limitation Year for which Account balances or Accrued Benefits are valued for purposes of calculating the Top-Heavy Ratio.

      (h) Present Value: Present value shall be based upon assumptions provided for under Section 416 of the Code and regulations.

17.02 Limitation on Allocations. If, during any Limitation Year, beginning prior to January 1, 2000, the Participant is a Participant in both a defined contribution plan and a defined benefit plan both of which are a part of a Top-Heavy Aggregation Group, the Committee must apply the limitations of
      Section 8.13 to such Participant by substituting "1.0%" for "1.25" each place it appears in the definition of Defined Benefit Fraction and Defined Contribution Fraction under Section 8.13. This Section 14.04 shall not apply (no adjustments made) if:

      (a) the Employer provides under a defined benefit plan an additional benefit of 1% of average annual Compensation multiplied by Years of Service, not to exceed 10%.

      (b)   the  Employer   contribution  rate  under  the  Employer's   defined
            contribution plan for each Participant who is not a Key Employee is not less than the lesser of:

            (1)   4% of such Participant's total Compensation or

            (2) the percentage at which contributions are made under the Plan for the year for the Key Employee for whom such percentage is highest;

      (c) the sum of the Account Balances under the Plan of Participants who are Key Employees does not exceed 90% of the sum of the Account Balances of all Participants; and

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

      (d) the sum of (i) the present value of the cumulative Accrued Benefits for Key Employees under all Defined Benefit Plans in the Aggregation Group and (ii) the aggregate of the Accounts of Key Employees under all defined contribution plans in the Aggregation Group does not exceed 90% of such sum determined for all Employees.

      Minimum Allocation.

      (a) Except as otherwise provided in (c) and (d) below, the Employer Profit Sharing Contributions, and Forfeitures attributed to previously allocated Employer Profit Sharing Contribution, allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation, or in the case where the Employer has no Defined Benefit Plan which designates this plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. If the highest rate allocated to a Key Employee for a year in which the Plan is Top-Heavy is less than 3%, then amounts contributed as a result of a Salary Deferral Agreement must be included in determining contributions made on behalf of Key Employees. The Minimum Allocation is determined without regard to any Social Security contribution. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory Employee Contributions to the Plan, or (iii) Compensation less than a stated amount.

      (b) For purposes of computing the Minimum Allocation, Compensation will mean Compensation as defined in Section 2.12.

      (c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

      (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided the Minimum Allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.

17.03 Minimum Vesting. For any Plan Year in which this Plan is Top-Heavy, one of the minimum vesting schedules will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of
      Section 411(a)(7), including benefits accrued before the effective date of
      Section 416 and benefits accrued before the Plan became Top-Heavy.

      Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the

      Account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy, and such Employee's Account balance attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

      The nonforfeitable interest of each Employee in his or her Account balance attributable to Employer Contributions shall be determined on the basis of the following:

                Years of Vesting Service                Vesting Percentage
                ------------------------                ------------------

                    Less than 3 Years                           0%
                     3 years or more                           100%

      If the vesting schedule under the plan shifts in or out of the preceding schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule, and the election in Section 13.02(d) of the Plan applies.

17.04 Limitation on Allocations. If, during any Limitation Year, beginning prior to January 1, 2000, the Participant is a participant in both a Defined Contribution Plan and a Defined Benefit Plan, which are a part of a Top-Heavy group, the Retirement Committee shall apply the limitations of
      Article VI to such Participant by substituting "100%" for "125%" each place it appears in Section 6.09. This Section 17.04 shall not apply if:

      (a) The Plan would satisfy Section 17.02 if the guaranteed minimum contribution was one percent (1%) greater than the guaranteed minimum contribution the Retirement Committee otherwise would calculate; and

      (b)   The Top-Heavy Ratio does not exceed ninety percent (90%).

17.05 Compensation  Limitations.  Shall mean the first  $150,000 (or such larger
      amount  as  the   Commissioner  of  Internal  Revenue  may  prescribe)  of
      Compensation pursuant to Code Section 401(a)(17).

17.06 Participation In More Than One Plan. If a Non-Key Employee participates in a Top-Heavy Defined Benefit Plan maintained by the Employer, Section 17.02 will apply to the Non-Key Employee and this Defined Contribution will provide the "minimum benefit accrual."


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

                                  ARTICLE XVIII

                                  MISCELLANEOUS


18.01 Execution of Receipts and Releases. Any payment to any Participant, or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust Fund. The Retirement Committee may require such a Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefore in such form as it shall determine.

18.02 No Guarantee of Interests. Neither the Trustee (if applicable), the Retirement Committee, nor the Employer guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Retirement Committee and the Trustee to make any payment from the Trust Fund is limited to the then available assets of the Trust Fund.

18.03 Payment of Expenses. All expenses incident to the administration, termination, protection of the Plan and Trust Fund, including but not limited to legal, accounting, and Trustee or investment management fees, shall be paid by the Trustee, except that in case of failure of Trustee to pay the expenses, they will be paid from the Trust Fund, and until paid, shall constitute a first and prior claim and lien against the Trust Fund, unless the Employer elects to pay such expenses in lieu of the Trustee.

18.04 Employer Records. Records of the Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and compensation will be conclusive for all persons, unless determined to be incorrect.

18.05 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision of any matter within the Named Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

18.06 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

18.07 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

18.08 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegal or invalid provisions of the Plan shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never

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

      been included herein.

18.09 Notice. Any notice required to be given herein by the Trustee, the Employer, or the Retirement Committee, shall be deemed delivered, when personally delivered, or placed in the United States mail, in an envelope addressed to the last known address of the person to whom the notice is given.

18.10 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

18.11 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Retirement Committee, and their successors.

18.12 Headings. The titles and headings of Articles and sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

18.13 Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of North Carolina, except to the extent North Carolina law is preempted by Federal statute.



Signed the ______________ day of __________________________, 2000, but effective as of the 1st day of October, 1999.



                                        COOPERATIVE BANK FOR SAVINGS, INC., SSB




                                                        President

ATTEST:



                - Secretary

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